Exhibit 10.1

Execution Version

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 9, 2024,

among

THE ODP CORPORATION,

ODP INVESTMENT, LLC,

OFFICE DEPOT, LLC and

GRAND & TOY LIMITED/GRAND & TOY LIMITÉE

as Borrowers,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BANK OF AMERICA, N.A.

and

TRUIST BANK

as Syndication Agents,

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BOFA SECURITIES, INC.,

and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

- i -

- ii -

- iii -

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Specified Excluded Subsidiaries
Schedule 1.01(c)		Unrestricted Subsidiaries
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.01	–	Good Standing Exceptions
Schedule 3.06	–	Disclosed Matters
Schedule 3.10	–	ERISA Events
Schedule 3.14	–	Insurance
Schedule 3.15	–	Capitalization and Subsidiaries
Schedule 3.16	–	UCC Filing Jurisdictions
Schedule 5.01(g)	–	Borrowing Base Supplemental Documentation
Schedule 5.20		Post-Closing Schedule
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.11	–	Existing Restrictions

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EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Aggregate Borrowing Base Certificate
Exhibit B-2	–	Form of US Borrowing Base Certificate
Exhibit B-3	–	Form of Puerto Rican Borrowing Base Certificate
Exhibit B-4	–	Form of Canadian Borrowing Base Certificate
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Joinder Agreement
Exhibit E	–	Form of Exemption Certificate
Exhibit F	–	Additional Borrower Agreement
Exhibit G	–	Additional Borrower Termination

- v -

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 9, 2024 (as it may be amended or modified from time to time, this “Agreement”), among THE ODP CORPORATION, ODP INVESTMENT, LLC, OFFICE DEPOT, LLC and GRAND & TOY LIMITED/GRAND & TOY LIMITÉE , the other Borrowers and Loan Parties from time to time party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A. and TRUIST BANK, as Syndication Agents, and FIFTH THIRD BANK, NATIONAL ASSOCIATION, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” means all Collateral consisting of the following:

(a) all Accounts;

(b) all Inventory;

(c) all Deposit Accounts (excluding the Captive Insurance Subsidiary Collections Account);

(d) all cash and cash equivalents;

(e) all Intercompany Loan Rights;

(f) all Pledged Instruments;

(g) to the extent evidencing or relating to any of the items referred to in the preceding clauses (a), (b), (c), (d), (e), and (f) all Chattel Paper, Documents, Instruments and General Intangibles related thereto;

(h) all books and records relating to the foregoing (including all books, databases, customer lists, credit files, computer files, programs, printouts and other computer materials and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(i) all accessions to, substitutions for and replacements, Proceeds, insurance proceeds and products of the foregoing and Supporting Obligations, including Letter of Credit Rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Terms defined in the UCC which are not otherwise defined in this Agreement are used in this definition as defined in the UCC.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” means, individually and collectively, any “Account” referred to in any Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Additional Borrower Agreement” means an Additional Borrower Agreement substantially in the form of Exhibit F.

“Additional Borrower Conditions” means, with respect to any proposed Additional Borrower, the following conditions:

(a) the Administrative Agent shall have received a customary written opinion of local counsel for such Additional Borrower dated the date of the Additional Borrower Agreement for such Additional Borrower, addressed to the Administrative Agent, the Facility A Lenders and the Issuing Banks and reasonably satisfactory to the Administrative Agent;

(b) the Administrative Agent shall have received (i) a certificate of such Additional Borrower, dated as of the date of the Additional Borrower Agreement for such Additional Borrower and executed by its Secretary, Assistant Secretary or authorized manager or director, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with any powers of attorney granted in connection therewith, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers, managers or attorneys of such Additional Borrower authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of such Additional Borrower certified by the relevant authority of the jurisdiction of organization of such Additional Borrower and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement; and (ii) a long form certificate of good standing, status or compliance, as applicable, for such Additional Borrower from its jurisdiction of organization (to the extent such concept is relevant or applicable in such jurisdiction);

(c) the Administrative Agent shall have received an acknowledgment and confirmation by the US Loan Parties of their guarantees and grants of security interests in respect of the Facility A Obligations after giving effect to the effectiveness of the applicable Additional Borrower Agreement for such Additional Borrower;

(d) (i) the Administrative Agent and the Facility A Lenders shall have received, at least three Business days prior to the effectiveness of the applicable Additional Borrower Agreement, all documentation and other information regarding such Additional Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower Representative at least 10 days prior to the effectiveness of the applicable Additional Borrower Agreement and (ii) to the extent such Additional Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business days prior to the effectiveness of the applicable Additional Borrower Agreement, any Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the effectiveness of the applicable Additional Borrower Agreement, a Beneficial Ownership Certification in relation to such Additional Borrower shall have received such Beneficial Ownership Certification;

(e) such Additional Borrower shall have become a party to the Loan Guaranty by executing and delivering to the Administrative Agent a Joinder Agreement or such other Loan Guaranty in form and substance satisfactory to the Administrative Agent and shall have executed such amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such new Restricted Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such Additional Borrower;

(f) the Administrative Agent shall have received such other documents or information with respect to such Additional Borrower as the Administrative Agent may reasonably request; and

(g) no less than 15 Business Days (or such shorter period as agreed by the Administrative Agent and the Facility A Lenders) shall have passed since the delivery by the Company of notice to the Administrative Agent and the Facility A Lenders that it desires to add an Additional Borrower.

“Additional Borrower Termination” means an Additional Borrower Termination substantially in the form of Exhibit G.

“Additional Borrowers” means the Subsidiary Borrowers.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, individually and collectively, the Administrative Agent, the Syndication Agents and the Documentation Agents.

“Aggregate Availability” means, with respect to all the Borrowers, at any time, an amount equal to (a) the lesser of (i) the aggregate amount of the Revolving Commitments and (ii) the Aggregate Borrowing Base minus (b) the total Revolving Credit Exposure.

“Aggregate Borrowing Base” means the sum of the US Borrowing Base, plus the Canadian Borrowing Base, plus the Puerto Rican Borrowing Base.

“Aggregate Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-1 or another form which is acceptable to the Administrative Agent in its sole discretion.

“Aggregate Facility A Borrowing Base” means the sum of the US Borrowing Base, plus the Puerto Rican Borrowing Base.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.

“Amended US Security Agreement” has the meaning assigned to such term in Section 9.22(b).

“Anti-Corruption Laws” mean all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the Corruption of Foreign Public Officials Act (Canada) and CAML Legislation.

“Applicable Percentage” means, (a) with respect to any Facility A Lender or Facility B Lender, with respect to Revolving Loans, LC Exposure, Swingline Exposure or Protective Advances, a percentage equal to a fraction the numerator of which is such Lender’s Facility A Commitment or Facility B Commitment, as applicable, and the denominator of which is the aggregate amount of the Facility A Commitments or Facility B Commitments, as applicable (or, if the Facility A Commitments or Facility B Commitments, as applicable, have terminated or expired, such Lender’s share of the total Facility A Credit Exposure or Facility B Credit Exposure, respectively, at that time) or (b) with respect to Section 9.03, such Lender’s share of the total Credit Exposure and unused Commitments at that time; provided that with respect to clause (a), in the case of Section 2.21 when a Defaulting Lender shall exist, such Defaulting Lender’s Commitment shall be disregarded in calculating any Lender’s “Applicable Percentage”; provided further that with respect to clause (a), when a Defaulting Lender shall exist, each Lender’s “Applicable Percentage” shall, to the extent reasonably determined by the Administrative Agent to be necessary or advisable to give effect to Section 2.21, be calculated to give effect to any reallocation effected pursuant to Section 2.21.

“Applicable Spread” means, for any day, with respect to any ABR Loan, Term Benchmark Loan or RFR Loan that is a Revolving Loan, as the case may be, the applicable rate per annum set forth below under the captions “Revolving Loans”, and the sub-captions “ABR Spread” or “Term Benchmark and RFR Spread”, as the case may be, based upon the Average Quarterly Availability during the most recent fiscal quarter of the Company; provided that until the completion of one fiscal quarter after the Fourth Restatement Date, the Applicable Spread shall be the applicable rate per annum set forth below in Category 1:

	Revolving Loans
Average Quarterly Availability (as a percentage of the Loan Cap)	ABR Spread	Term Benchmark and RFR Spread
Category 1 > 66.7%	0.75%	1.75%
Category 2 < 66.7% but ≥ 33.3%	1.00%	2.00%
Category 3 < 33.3%	1.25%	2.25%

For purposes of the foregoing, (a) the Applicable Spread shall be determined based upon the Aggregate Borrowing Base Certificates and related information that are delivered from time to time pursuant to Section 5.01 and (b) each change in the Applicable Spread resulting from a change in the Average Quarterly Availability shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of an Aggregate Borrowing Base Certificate and related information immediately following the most recently ended fiscal quarter of the Company and ending on the date immediately preceding the effective date of the next such change, provided that the Average Quarterly Availability shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any Borrowing Base Certificate) or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate that is required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate is so delivered; provided further that if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Spread would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Approved Borrower Portal” has the meaning assigned to such term in Section 9.32.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Fourth Restatement Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments then in effect minus the total Revolving Credit Exposure at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Average Quarterly Availability” means, for any fiscal quarter of the Company, an amount equal to the average daily Aggregate Availability.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards, (c) supply chain finance and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties, means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 USC. §§ 101 et seq.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 USC. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Boise White Paper Contract” means the Paper Purchase Agreement dated June 25, 2011 between Boise White Paper, L.L.C. and OfficeMax, as amended.

“Bookrunners” means, individually or collectively, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, BofA Securities, Inc. and Truist Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners hereunder.

“Borrower” or “Borrowers” means, individually or collectively, Office Depot, The ODP Corporation, a Delaware corporation, ODP Investment, LLC, a Delaware limited liability company, the Additional Borrowers and the Canadian Borrower.

“Borrower Communications” has the meaning assigned to it in Section 9.32.

“Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means (a) Revolving Loans of the same Facility and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base” means, individually and collectively, each of the Aggregate Borrowing Base, the Canadian Borrowing Base, the Puerto Rican Borrowing Base and the US Borrowing Base.

“Borrowing Base Certificate” means, individually and collectively, each of the Aggregate Borrowing Base Certificate, the US Borrowing Base Certificate, the Canadian Borrowing Base Certificate and the Puerto Rican Borrowing Base Certificate.

“Borrowing Base Supplemental Documentation” means the items described on Schedule 5.01(g).

“Borrowing Request” means a request by the Borrower Representative for a Borrowing of Loans in accordance with Section 2.03.

“Bundled Contract Collection Account” means any deposit account (as such term is defined in the UCC) of the Company or any of its Restricted Subsidiaries maintained solely to collect the payment of bundled contract receivables of which the equipment portion of such receivables has been sold in a Permitted Bundled Contract Sale.

“Bundled Services Agreement” means an agreement between a Loan Party or any of its Restricted Subsidiaries and a customer thereof that provides for both the lease of computer hardware and other related equipment by such Loan Party or Restricted Subsidiary to such customer and the provision of services by such Loan Party or Restricted Subsidiary to such customer related to such leased computer hardware and equipment, in each case entered into by such Loan Party or Restricted Subsidiary in the ordinary course of business.

“Business Day” means, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with any borrowing by, or issuance of a Letter of Credit to, a Canadian Borrower, the term “Business Day” shall also exclude any day in which commercial banks in Toronto are authorized or required by law to remain closed; provided further, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“CAML Legislation” as defined in Section 9.14.

“Canadian Availability” means an amount equal to the lesser of (a) the Facility B Commitments minus total Facility B Credit Exposure then in effect and (b) the Aggregate Borrowing Base minus the total Revolving Credit Exposure then in effect.

“Canadian Benefit Plan” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Canadian Loan Party or any Subsidiary of any Canadian Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Borrower” means Grand & Toy Limited/Grand & Toy Limitée.

“Canadian Borrowing Base” means, at any time, with respect to the Canadian Loan Parties, the sum of:

(a) the sum of (i) the product of (A) 85% multiplied by (B) the Canadian Loan Parties’ Eligible Accounts (other than Eligible Credit Card Accounts Receivable and Eligible Investment Grade Accounts) at such time, (ii) the product of (A) 90% multiplied by (B) the Canadian Loan Parties’ Eligible Credit Card Accounts Receivable at such time, (iii) the product of (A) 90% multiplied by (B) the Canadian Loan Parties’ Eligible Investment Grade Accounts and (iv) the product of (A) 75% multiplied by (B) the Eligible Uninvoiced Accounts Receivable of the Canadian Loan Parties at such time, plus

(b) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the Canadian Loan Parties’ Eligible Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, plus

(c) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the Canadian Loan Parties’ Eligible LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, minus

(d) Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Aggregate Borrowing Base and the Canadian Borrowing Base, with any such changes to be effective three Business Days after delivery of notice thereof to the Borrower Representative and the Lenders. The Aggregate Borrowing Base and the Canadian Borrowing Base at any time shall be determined by reference to the most recent Aggregate Borrowing Base Certificate and each other Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 of this Agreement.

For the avoidance of doubt, assets of the Canadian Loan Parties that would otherwise constitute Eligible Accounts, Eligible Credit Card Accounts Receivable, Eligible Investment Grade Accounts, Eligible Uninvoiced Accounts Receivable, Eligible Inventory or Eligible LC Inventory and could be included in the Canadian Borrowing Base shall be included in the Canadian Borrowing Base solely at the election of the Company.

“Canadian Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-4 or another form which is acceptable to the Administrative Agent in its sole discretion.

“Canadian DB Plan” means any Canadian Pension Plan required to be registered under Canadian federal or provincial law which contains a “defined benefit provision” as defined in subsection 147.1(l) of the Income Tax Act (Canada).

“Canadian Dollars” or “C$” refers to the lawful currency of Canada.

“Canadian Full Cash Dominion Period” means any period (a) commencing when Canadian Availability is less than the greater of (i) $3,125,000 and (ii) an amount equal to 12.5% of the Facility B Commitments then in effect for two consecutive Business Days and (b) ending (solely with respect to any Canadian Full Cash Dominion Period then in effect) after Canadian Availability is greater than the amounts set forth above for 60 consecutive days.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Loan Party operating in Canada in respect of its employees or former employees in Canada, but does not include statutory pension plans which a Loan Party is required to participate in or comply with (including the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively).

“Canadian Prior Claims” means, in respect of the Canadian Loan Parties, all Liens created by applicable law (in contrast with Liens voluntarily granted), or interests similar thereto under applicable law, which rank or are capable of ranking prior or pari passu with the Liens created by the Collateral Documents including for amounts owing for, or in respect of, employee source deductions, wages, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

“Canadian Security Agreement” means (a) that certain Amended and Restated Canadian Security Agreement, dated as of the Fourth Restatement Date, between the Canadian Loan Parties party thereto and the Administrative Agent (for the benefit of the Agents, the Lenders and the Issuing Banks) and the Canadian hypothecs granted by the Canadian Loan Parties in favor of the Administrative Agent and documents related thereto pursuant to the laws of the Province of Quebec, (b) any other pledge or security agreement entered into, on or after the Fourth Restatement Date by any other Canadian Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in Canada (or any other property located therein)), or any other Person and (c) any other pledge or security agreement entered into, on or after the Fourth Restatement Date, by any Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on any property located in Canada), which charge or security agreement is designated by the Administrative Agent as a “Canadian Security Agreement”, in each case as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any Subsidiary organized under the federal laws of Canada or the laws of any Province in Canada.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Restricted Subsidiaries as shown in the statement of cash flows prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean an indirect Subsidiary of the Company that is a Fourth Restatement Date Unrestricted Subsidiary or one that has been designated as an Unrestricted Subsidiary and which, in each case, is a captive insurer licensed by the Arizona Department of Insurance and Financial Institutions.

“Captive Insurance Subsidiary Collections Account” has the meaning assigned to such term in the definition of “Captive Insurance Subsidiary Transactions”.

“Captive Insurance Subsidiary Contribution” has the meaning assigned to such term in the definition of “Captive Insurance Subsidiary Transactions”.

“Captive Insurance Subsidiary Guarantees” has the meaning assigned to such term in the definition of “Captive Insurance Subsidiary Transactions”.

“Captive Insurance Subsidiary Letter of Credit” has the meaning assigned to such term in the definition of “Captive Insurance Subsidiary Transactions”.

“Captive Insurance Subsidiary Transactions” shall mean the transactions or series of transactions pursuant to which one or more of the Borrowers and other Restricted Subsidiaries shall transfer certain insurance liabilities and risk from time to time to the Captive Insurance Subsidiary and the Captive Insurance Subsidiary shall assume such insurance liabilities and insurance risk (the “Risk Transfer”), involving contributions of cash, issuances of one or more Letters of Credit for the account of such Borrowers or Restricted Subsidiaries and for which the Captive Insurance Subsidiary shall be beneficiary, sales of Accounts to the Captive Insurance Subsidiary, payment of cash premium payments to the Captive Insurance Subsidiary and the guaranteeing of collections of such sold Accounts. Such transactions shall be limited to the following:

(a)

the initial capitalization of the Captive Insurance Subsidiary by the Company or its Restricted Subsidiaries with (i) an initial cash contribution not to exceed $250,000 (the “Captive Insurance Subsidiary Contribution”) and (ii) a Letter of Credit for the account of any Borrower for the benefit of the Captive Insurance Subsidiary, with face amount not to exceed $6,000,000 (the “Captive Insurance Subsidiary Letter of Credit”,

(b)

cash payments of insurance premiums by one or more of the Borrowers and/or their Restricted Subsidiaries to the Captive Insurance Subsidiary not to exceed $50,000,000 in the aggregate at any time outstanding (which such cash payments shall be made together with the assumption by the Captive Insurance Subsidiary of certain liabilities covered by insurance in approximate equivalent amounts), it being understood that such outstanding cumulative amounts so paid shall be reduced by cash amounts received by the Borrowers and their Restricted Subsidiaries from the Captive Insurance Subsidiary for the settlement of insurance claims;

(c)

the sale of Accounts (and related rights) by ODP Business Solutions, LLC (or any other Loan Party) from time to time to the Captive Insurance Subsidiary in exchange for cash (such sold Accounts and related rights, the “Sold A/R”), which shall be limited to $40,000,000 of uncollected Sold A/R at any time outstanding;

(d)

the collection of the Sold A/R from the respective Account Debtors by one or more of the Borrowers and their Restricted Subsidiaries, as servicer of the Sold A/R on behalf of the Captive Insurance Subsidiary, which such amounts shall be held on behalf of the Captive Insurance Subsidiary and, on a periodic basis, transferred to (or credited to) a segregated account (the “Captive Insurance Subsidiary Collections Account”) and promptly remitted to the Captive Insurance Subsidiary;

(e)

the guaranty by one or more of the Company or its Restricted Subsidiaries in favor of the Captive Insurance Subsidiary of the collection of the Sold A/R pursuant, such guaranty to be in form and substance reasonably satisfactory to the Administrative Agent (the “Captive Insurance Subsidiary Guarantees”); and

(f)	such other transactions which are reasonably and directly related to the foregoing to enable the consummation of the Risk Transfer.

“Cash Surrender Value” shall mean, with respect to any Life Insurance Policy, the amount of cash that the applicable Life Insurance Company will pay the holder of such Life Insurance Policy upon cancellation or termination as certified by such Life Insurance Company, as evidenced in writing from time to time by a Life Insurance Company acceptable to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company, (ii) appointed by directors so nominated nor (iii) approved by the board of directors of the Company as director candidates prior to their election; or (c) the Company shall cease to own, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document), 100% of the outstanding voting Equity Interests of the Borrowers (other than the Company) on a fully diluted basis (other than any directors’ qualifying shares of any Borrower).

“Change in Law” means (a) the adoption of any law, rule, regulation, practice or concession after the date of this Agreement, (b) any change in any law, rule or regulation, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, (d) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted, issued or implemented or (e) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent (on behalf of the Agents, the Lenders, and the Issuing Banks) pursuant to the Collateral Documents in order to secure the Secured Obligations.

“Collateral Access Agreement” means, individually and collectively, each “Collateral Access Agreement” referred to in any Security Agreement.

“Collateral Assignment of Life Insurance Policies” means a Collateral Assignment of Life Insurance Policies, in form and substance reasonably satisfactory to Administrative Agent, between a US Loan Party and the Administrative Agent with respect to a Life Insurance Policy.

“Collateral Deposit Account” has the meaning assigned thereto in the US Security Agreement.

“Collateral Document” means, individually and collectively, each Security Agreement, each Mortgage, each short-form intellectual property security agreement, each Collateral Assignment of Life Insurance Policies and each other document granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collection Account” means, individually and collectively, each “Collection Account” referred to in any Security Agreement and shall, for the avoidance of doubt, exclude the Captive Insurance Subsidiary Collection Account.

“Commitment” means, with respect to each Lender, individually and collectively, the Facility A Commitment and the Facility B Commitment of such Lender.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means The ODP Corporation, a Delaware corporation.

“Company Plan” has the meaning assigned to such term in Section 5.07(b).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Consignment Transaction” means any consignment transaction between the Company or its Restricted Subsidiaries and an Original Vendor in which (i) inventory is sold to the Original Vendor for fair market value in exchange for cash consideration and (ii) such inventory is consigned by the Original Vendor to the Company or its Restricted Subsidiaries for resale.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Sections 38 or 47 of the UK Pensions Act 2004.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.29.

“Credit Card Account Receivables” means any receivables due to any Loan Party in connection with purchases from and other goods and services provided by such Loan Party on the following credit cards: Visa, MasterCard, American Express, Diners Club, Discover, Carte Blanche and such other credit cards as the Administrative Agent shall reasonably approve from time to time, in each case which have been earned by performance by such Loan Party but not yet paid to such Loan Party by the credit card issuer or the credit card processor, as applicable.

“Credit Exposure” means, as to any Facility A Lender or Facility B Lender at any time, such Lender’s Facility A Credit Exposure or Facility B Credit Exposure as applicable, at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.

“Currency of Payment” has the meaning assigned to such term in Section 9.19.

“Customer Credit Liability Reserves” means, at any time, 50% of the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards sold by the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price of Inventory, and (b) outstanding merchandise credits issued by and customer deposits received by the Loan Parties.

“Customer-Specific Inventory” means Inventory specifically identified or produced for a particular customer.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower Representative or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Deferred Cash Discounts” means, with respect to any Loan Party, cash discounts earned by such Loan Party for early payments to vendors which reduce net Inventory costs for such Loan Party.

“Departing Lender” has the meaning assigned to such term in Section 2.19(b).

“Deposit Account Control Agreement” means, individually and collectively, each “Deposit Account Control Agreement” referred to in any Security Agreement.

“Dilution Factors” means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” means, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross sales for the 12 most recently ended fiscal months.

“Dilution Reserve” means, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts (other than Eligible Investment Grade Accounts), Eligible Credit Card Accounts Receivable, Eligible Investment Grade Accounts or Eligible Uninvoiced Accounts Receivable of the applicable Loan Parties, as the context may require, on such date; provided that at all times that the Dilution Ratio is less than 5.0%, the Dilution Reserve shall be zero.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06 and the underfunding liabilities disclosed on Schedule 3.10.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Document” has the meaning assigned to such term in the US Security Agreement.

“Documentation Agents” means, individually and collectively, Fifth Third Bank, National Association, TD Bank, N.A. and U.S. Bank National Association, in their capacity as Documentation Agents.

“Domestic Borrower” means any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Dollar Equivalent” means, with respect to any amount at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in Canadian Dollars, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date of determination.

“Dollars” or “$” means the lawful money of the United States.

“EBITDAR” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) Rentals for such period, (v) any items of loss resulting from the sale of assets other than in the ordinary course of business for such period, (vi) any non-cash charges for tangible or intangible impairments or asset write downs for such period (excluding any write downs for write-offs of Inventory) and (vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income, (i) any items of gain resulting from the sale of assets other than in the ordinary course of business for such period, (ii) any cash payments made during such period in respect of non-cash charges described in clause (a)(vii) taken in a prior period and (iii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for any Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Issuing Bank or any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of any Loan Party which in accordance with the terms hereof are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit hereunder. Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties);

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Secured Parties), and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c) with respect to which (i) the scheduled due date is more than 60 days after the original invoice date, (ii) is unpaid more than (A) 90 days after the date of the original invoice therefor or (B) 60 days after the original due date, or (iii) which has been written off the books of a Loan Party or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date); provided that Accounts owing by Investment Grade Account Debtor in an aggregate amount (for all Borrowing Bases) not to exceed $25,000,000 at any time may be included in Eligible Accounts, so long as no such Account is not unpaid more than 120 days after the date of the original invoice therefor or more than 120 days after the original due date;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Loan Party exceeds 15% of the aggregate amount of Eligible Accounts of such Loan Party or (ii) all Loan Parties exceeds 15% of the aggregate amount of Eligible Accounts of all Loan Parties.

(f) with respect to which any covenant, representation, or warranty contained in this Agreement or in any applicable Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon a Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason to the extent of such returned payment;

(j) which is owed by an Account Debtor that (i) has applied for or been the subject of a petition or application for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor or its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, under any Insolvency Laws, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) has become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain a material office in the United States, Puerto Rico or Canada (in each case, if an Account Debtor of a US Loan Party), the United States or Canada (in each case, if an Account Debtor of any Canadian Loan Party) or the United States or Puerto Rico (in each case, if an Account Debtor of a Puerto Rican Loan Party) or (ii) is not organized under any applicable law of the United States, any State of the United States or the District of Columbia, Puerto Rico, Canada or any province or territory of Canada (in each case, if an Account Debtor of a US Loan Party), the United States, any State of the United States or the District of Columbia, Canada or any province or territory of Canada (in each case, if an Account Debtor of a Canadian Loan Party) or the United States or Puerto Rico (in each case, if an Account Debtor of a Puerto Rican Loan Party), unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(m) which is owed in any currency other than Dollars or Canadian Dollars;

(n) in respect of which the payment proceeds thereof are not directed by the applicable Loan Party to be deposited into a Collateral Deposit Account or a Lock Box;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p) [reserved];

(q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(t) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, provincial, territorial, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(w) which was created on cash on delivery terms;

(x) which is subject to any limitation on assignments or other security interests (whether arising by operation of law, by agreement or otherwise), unless the Administrative Agent has determined that such limitation is not enforceable;

(y) which is governed by the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia, Puerto Rico, Canada or any province or territory of Canada (in each case, with respect to an Account Debtor of a US Loan Party), the United States, any State thereof or the District of Columbia, Canada or any province or territory of Canada (in each case, with respect to an Account Debtor of any Canadian Loan Party) or the United States, any State thereof or the District of Columbia or Puerto Rico (in each case, with respect to an Account Debtor of a Puerto Rican Loan Party);

(z) in respect of which the Account Debtor is a consumer within applicable consumer protection legislation; or

(aa) which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the Account Debtor’s inability to pay;

provided that the (x) Aggregate Availability represented by the Eligible Canadian Accounts in the US Borrowing Base shall not exceed $25,000,000 at any time and (y) Aggregate Availability represented by the Eligible Puerto Rican Accounts in the US Borrowing Base shall not exceed $25,000,000 at any time; provided further that during a Level 5 Minimum Aggregate Availability Period, in the Administrative Agent’s Permitted Discretion, Eligible Accounts shall not include any Account which is owed by any Governmental Authority (or any department, agency, public corporation, or instrumentality thereof, excluding states and localities of the United States of America) of any country except (x) to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940, as amended (31 USC. § 3727 et seq. and 41 USC. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the satisfaction of the Administrative Agent and (y) to the extent that the subject Account Debtor is the government of Canada, or any department, agency, public corporation or instrumentality thereof and has complied with the Financial Administration Act (Canada), as amended, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the satisfaction of the Administrative Agent.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three days after delivery of notice thereof to the Borrower Representative and the Lenders.

For the avoidance of doubt, “Eligible Accounts” shall not include any Sold A/R.

“Eligible Canadian Account” means any Eligible Account owing to a US Loan Party by an Account Debtor organized under the laws of Canada.

“Eligible Canadian Inventory” means any Eligible Inventory owned by a US Loan Party which is located in Canada.

“Eligible Credit Card Account Receivable” means any Credit Card Account Receivable that (i) has been earned and represents the bona fide amounts due to a Loan Party from a credit card processor and/or credit card issuer, and in each case originated in the ordinary course of business of the applicable Loan Party and (ii) is not excluded as an Eligible Credit Card Account Receivable pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, a Credit Card Account Receivable shall indicate no person other than a Loan Party as payee or remittance party. Eligible Credit Card Account Receivable shall not include any Credit Card Account Receivable if:

(a) such Credit Card Account Receivable is not owned by a Loan Party and such Loan Party does not have good or marketable title to such Credit Card Account Receivable;

(b) such Credit Card Account Receivable does not constitute an “Account” (as defined in the UCC) or such Credit Card Account Receivable has been outstanding more than five Business days;

(c) the credit card issuer or credit card processor of the applicable credit card with respect to such Credit Card Account Receivable is the subject of any bankruptcy or insolvency proceedings;

(d) such Credit Card Account Receivable is not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto;

(e) such Credit Card Account Receivable is not subject to a properly perfected security interest in favor of the Administrative Agent, or is subject to any Lien whatsoever other than Permitted Encumbrances contemplated by the processor agreements and for which appropriate reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or maintained by the Loan Parties;

(f) such Credit Card Account Receivable does not conform in all material respects to all representations, warranties or other provisions in the Loan Documents or in the credit card agreements relating to such Credit Card Account Receivable;

(g) such Credit Card Account Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Account Receivable or unpaid credit card processor fees;

(h) such Credit Card Account Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(i) such Credit Card Account Receivable does not meet such other usual and customary eligibility criteria for Credit Card Account Receivables as the Administrative Agent may determine from time to time in its Permitted Discretion.

In determining the amount to be so included in the calculation of the value of an Eligible Credit Card Account Receivable, the face amount thereof shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with any credit card arrangements and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Loan Party to reduce the amount of such Eligible Credit Card Account Receivable.

“Eligible Inventory” means, at any time, the Inventory of a Loan Party which in accordance with the terms hereof is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit hereunder. Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) under the laws of the country where such Inventory is located;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

(c) which, in the Administrative Agent’s Permitted Discretion, is determined to be slow moving, obsolete, unmerchantable, defective, used, unfit for sale or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or any applicable Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e) in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory (including any Inventory sold to an Original Vendor in connection with a Consignment Transaction pursuant to Section 6.05(o)) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, goods used for demonstration to the extent not saleable or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the United States, Puerto Rico or Canada (in each case, with respect to Inventory owned by a US Loan Party), the United States or Canada (in each case, with respect to Inventory owned by any Canadian Loan Party), the United States or Puerto Rico (in each case, with respect to Inventory owned by any Puerto Rican Loan Party) or is in transit with a common carrier from vendors and suppliers other than Eligible LC Inventory;

(h) which is located in any (i) warehouse, cross-docking facility, distribution center, regional distribution center or depot or (ii) any retail store located in a jurisdiction providing for a common law landlord’s lien on the personal property of tenants, in each case leased by the applicable Loan Party unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Rent Reserve has been established by the Administrative Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to paragraph (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) a Rent Reserve has been established by the Administrative Agent;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(l) which is the subject of a consignment by the applicable Loan Party as consignor;

(m) which a Loan Party has acquired owing to a flash title transfer;

(n) which contains or bears any Intellectual Property licensed to the applicable Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) the consent of each applicable licensor, (ii) infringing the rights of such licensor, (iii) violating any contract with such licensor or (iv) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(o) which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory and constitutes Eligible LC Inventory); provided that the Inventory of Axidata Inc. and TechDepot which is reflected in the general inventory ledger of such Loan Party shall be deemed Eligible Inventory;

(p) for which reclamation rights have been asserted by the seller;

(q) (i) for which any contract relating to such Inventory expressly includes retention of title in favor of the vendor or supplier thereof or (ii) for which any contract relating to such Inventory does not address retention of title and the relevant Loan Party has not represented to the Administrative Agent that there is no retention of title in favor of the vendor or supplier thereof; provided that up to 50% of the value of any Inventory of the type described in clause (ii) shall be deemed Eligible Inventory to the extent applicable Retention of Title Reserves have been established in respect thereof;

(r) which is Customer-Specific Inventory;

(s) which is in transit from any Loan Party to another Loan Party or from any Loan Party to a warehouse owned or leased by such Loan Party or another Loan Party for a period exceeding 15 days;

(t) which is located at any store that has been closed for more than 60 days; or

(u) which has been acquired from a Sanctioned Person;

provided, that in determining the value of the Eligible Inventory, such value shall be reduced by, without duplication, any amounts representing (a) Deferred Cash Discounts; (b) Vendor Rebates; (c) costs included in Inventory relating to advertising; (d) the shrink reserve; and (e) the unreconciled discrepancy between the general inventory ledger and the perpetual Inventory ledger, to the extent the general Inventory ledger reflects less Inventory than the perpetual inventory ledger; provided further that (x) the Aggregate Availability represented by the Eligible Canadian Inventory in the US Borrowing Base shall not exceed $25,000,000 at any time and (y) the Aggregate Availability represented by the Eligible Puerto Rican Inventory in the US Borrowing Base shall not exceed $25,000,000 at any time.

Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three days after delivery of notice thereof to the Borrower Representative and the Lenders.

“Eligible Investment Grade Account” means, at any time, any Eligible Account for which the Account Debtor in respect thereof is an Investment Grade Account Debtor.

“Eligible LC Inventory” means the value of commercial and documentary Letters of Credit issued relating to Inventory that has or will be shipped to a Loan Party’s location (as to which, in the case of locations leased by a Loan Party, a Collateral Access Agreement has been obtained, or appropriate Rent Reserves have been taken) and which Inventory (a) is or will be owned by a Loan Party, (b) is fully insured on terms satisfactory to the Administrative Agent, (c) is subject to a first-priority Lien upon such goods in favor of the Administrative Agent (except for any possessor Lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Loan Party and other Permitted Encumbrances), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to the Administrative Agent or an agent acting on its behalf and (e) is otherwise deemed to be “Eligible Inventory” hereunder; provided that the Aggregate Availability represented by the Eligible LC Inventory in the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rican Borrowing Base, collectively, shall not exceed $100,000,000 at any time. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible LC Inventory from time to time in its Permitted Discretion. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three days after delivery of notice thereof to the Borrower Representative and the Lenders.

“Eligible Life Insurance Policies” means the Life Insurance Policies owned by any US Loan Party and which are acceptable to the Administrative Agent and that have a Cash Surrender Value acceptable to the Administrative Agent. Eligible Life Insurance Policies shall not include:

(a) any Life Insurance Policy which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

(b) any Life Insurance Policy which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

(c) any Life Insurance Policy for which a US Loan Party is not the sole beneficiary;

(d) any Life Insurance Policy that is not issued by a nationally recognized and reputable Life Insurance Company, with a credit rating of not less than “A” by AM Best & Co., as determined by the Administrative Agent;

(e) any Life Insurance Policy that is not duly assigned by the applicable US Loan Party to the Administrative Agent pursuant to a Collateral Assignment of Life Insurance Policy or that is subject to a currently effective assignment by any Loan Party to any Person (other than the Administrative Agent);

(f) any Life Insurance Policy with respect to which the premium for such Life Insurance Policy has not been paid when due;

(g) any Life Insurance Policy which has any policy loans or advances outstanding against such Life Insurance Policy other than Life Insurance Premium Loans;

(h) any Life Insurance Policy with outstanding Life Insurance Premium Loans to the extent of such loans or advances;

(i) any Life Insurance Policy that has been cancelled, terminated or is no longer valid and effective;

(j) any Life Insurance Policy for which the policy owner has elected a settlement option other than a lump sum payment; and

(k) any Life Insurance Policy that is not a whole life policy.

Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three days after delivery of notice thereof to the Borrower Representative and the Lenders.

“Eligible Puerto Rican Account” means any Eligible Account owing to a US Loan Party by an Account Debtor organized under the laws of Puerto Rico.

“Eligible Puerto Rican Inventory” means any Eligible Inventory owned by a US Loan Party which is located in Puerto Rico.

“Eligible Uninvoiced Account Receivable” means, at any time, any Account of any Loan Party that is not invoiced which would be excluded from eligibility as an Eligible Account Receivable solely as a result of the application of clause (c) or clause (g)(ii) in the definition thereof. Eligible Uninvoiced Account Receivable shall not include any Account not invoiced:

(a) which does not relate to delivered goods; and

(b) which is uninvoiced within 30 days of delivery of the goods relating thereto;

provided that the Aggregate Availability represented by the Eligible Uninvoiced Accounts Receivable in the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rican Borrowing Base, collectively, shall not exceed $100,000,000 at any time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001(a)(14) of ERISA and (b) any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(c) of ERISA is waived); (b) the existence with respect to any Plan of a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975(c) of the Code; (c) any failure of any Plan to satisfy the “minimum funding standard” applicable to such Plan (as such term is defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan; (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan including the imposition of any Lien in favor of the PBGC or any Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 431 or 432 of the Code or Section 304, 305 or Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, (a) any Swap Obligation in respect of a Swap if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) any Other Connection Taxes, (b) US federal withholding imposed by a Requirement of Law (including FATCA) in effect at the time a Foreign Lender (other than an assignee under Section 2.19(b)) becomes a party hereto (or designates a new lending office), with respect to any payment made by or on account of any obligation of a Domestic Borrower to such Foreign Lender, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under clause (a) of Section 2.17 or (c) Taxes attributable to a Lender’s failure to comply with Section 2.17(h).

“Existing ABL Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of dated as of April 17, 2020 (as amended by the First Amendment, dated as of May 20, 2022 and the Second Amendment, dated as of March 31, 2023, and as further amended, modified, extended or restated prior to the Fourth Restatement Date), among Office Depot, the other borrowers and loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and US collateral agent, and the other agents party thereto.

“Existing Letters of Credit” means the letters of credit referred to on Schedule 2.06 hereto.

“Exiting Lender” means any Lender (as defined in the Existing Credit Agreement) immediately prior to the Fourth Restatement Date that is not a Lender on the Fourth Restatement Date.

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email, fax, through Electronic System or through the Approved Borrower Portal and (b) to accept a Borrowing Request or Interest Election Request telephonically.

“Facility”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Facility A Loans or Facility B Loans.

“Facility A” means the Facility A Commitments and the extensions of credit made thereunder.

“Facility A Commitment” means, with respect to each Facility A Lender, the commitment, if any, of such Lender to make Facility A Revolving Loans and to acquire participations in Facility A Letters of Credit, Facility A Protective Advances and Facility A Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Facility A Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09, (b) assignments by or to such Lender pursuant to Section 9.04 and (c) Section 2.22. The amount of each Lender’s Facility A Commitment as of the Fourth Restatement Date is set forth on the Commitment Schedule, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility A Commitment or in the supplement to this Agreement pursuant to which such Lender shall have provided an additional Facility A Commitment in accordance with Section 2.22, as applicable. As of the Fourth Restatement Date, the aggregate amount of Facility A Commitments is $775,000,000.

“Facility A Credit Exposure” means, with respect to any Facility A Lender at any time, the sum of the outstanding Facility A Revolving Exposure and Facility A Protective Advance Exposure of such Lender at such time.

“Facility A LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility A Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Facility A Letters of Credit that have not yet been reimbursed by or on behalf of a US Borrower at such time. The Facility A LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility A LC Exposure at such time.

“Facility A Lenders” means the Persons listed on the Commitment Schedule as having a Facility A Commitment, any other Person that shall acquire a Facility A Commitment pursuant to an Assignment and Assumption and any other Person that shall provide an additional Facility A Commitment in accordance with Section 2.22, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Facility A Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) that is (a) acceptable to the applicable Issuing Bank and (b) issued pursuant to Facility A.

“Facility A Loans” means, individually and collectively, the Facility A Revolving Loans, the Facility A Swingline Loans and the Facility A Protective Advances.

“Facility A Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility A Loans (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), all Facility A LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility A Lenders or to any Facility A Lender, the Administrative Agent, any Issuing Bank in respect of a Facility A Letter of Credit or any indemnified party arising under the Loan Documents.

“Facility A Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“Facility A Protective Advance Exposure” means, at any time, the aggregate principal amount of all outstanding Facility A Protective Advances at such time. The Facility A Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility A Protective Advance Exposure at such time.

“Facility A Revolving Exposure” means, with respect to any Facility A Lender at any time, the sum of the outstanding principal amount of such Lender’s Facility A Revolving Loans and its Facility A LC Exposure plus an amount equal to its Applicable Percentage of the aggregate principal amount of Facility A Swingline Loans outstanding at such time.

“Facility A Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Facility A Swingline Exposure” means, at any time, the aggregate principal amount of all outstanding Facility A Swingline Loans at such time. The Facility A Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility A Swingline Exposure at such time.

“Facility A Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(i).

“Facility A Swingline Sublimit” means $115,000,000.

“Facility B” means the Facility B Commitments and the extensions of credit made thereunder.

“Facility B Commitment” means, with respect to each Facility B Lender, the commitment, if any, of such Lender to make Facility B Revolving Loans and to acquire participations in Facility B Letters of Credit, Facility B Protective Advances and Facility B Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Facility B Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09, (b) assignments by or to such Lender pursuant to Section 9.04 and (c) Section 2.22. The amount of each

Lender’s Facility B Commitment as of the Fourth Restatement Date is set forth on the Commitment Schedule, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility B Commitment or in the supplement to this Agreement pursuant to which such Lender shall have provided an additional Facility B Commitment in accordance with Section 2.22, as applicable. As of the Fourth Restatement Date, the aggregate amount of Facility B Commitments is $25,000,000.

“Facility B Credit Exposure” means, with respect to any Facility B Lender at any time, the sum of the outstanding Facility B Revolving Exposure and Facility B Protective Advance Exposure of such Lender at such time.

“Facility B LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility B Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Facility B Letters of Credit that have not yet been reimbursed by or on behalf of a Canadian Borrower at such time. The Facility B LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility B LC Exposure at such time.

“Facility B Lenders” means the Persons listed on the Commitment Schedule as having a Facility B Commitment, any other Person that shall acquire a Facility B Commitment pursuant to an Assignment and Assumption and any other Person that shall provide an additional Facility B Commitment in accordance with Section 2.22, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Facility B Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) issued under this Agreement that is (a) acceptable to the applicable Issuing Bank and (b) issued pursuant to Facility B.

“Facility B Loans” means, individually and collectively, the Facility B Revolving Loans, the Facility B Swingline Loans and the Facility B Protective Advances.

“Facility B Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility B Loans (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), all Facility B LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility B Lenders or to any Facility B Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“Facility B Protective Advance Exposure” means, at any time, the aggregate principal amount of all outstanding Facility B Protective Advances at such time. The Facility B Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility B Protective Advance Exposure at such time.

“Facility B Protective Advances” has the meaning assigned to such term in Section 2.04(a).

“Facility B Revolving Exposure” means, with respect to any Facility B Lender at any time, the sum of the outstanding principal amount of such Lender’s Facility B Revolving Loans and its Facility B LC Exposure plus an amount equal to its Applicable Percentage of the aggregate principal amount of Facility B Swingline Loans outstanding at such time.

“Facility B Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Facility B Swingline Exposure” means, at any time, the aggregate principal amount of all outstanding Facility B Swingline Loans at such time. The Facility B Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility B Swingline Exposure at such time.

“Facility B Swingline Loans” has the meaning assigned to such term in Section 2.05(a)(ii).

“Facility B Swingline Sublimit” means $5,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, senior vice president – finance, treasurer or controller of a Borrower.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator pursuant to Section 43 of the UK Pensions Act 2004.

“First Priority Priming Liens” means Liens permitted by clauses (a), (b) and (f) of the definition of Permitted Encumbrances.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense (net of interest income), plus Rentals, plus scheduled principal payments on Indebtedness made during such period, other than such payments (including payments at maturity) made in respect of Indebtedness referred to in Section 6.01(p), plus dividends or distributions paid in cash, plus scheduled Capital Lease Obligation payments, plus cash contributions to any Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis. For the avoidance of doubt, all payments on Indebtedness at the maturity thereof shall not constitute Fixed Charges.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of the Company for the most-recently ended four fiscal quarters, of (a) EBITDAR minus the unfinanced portion of Capital Expenditures minus taxes paid in cash net of refunds, to (b) Fixed Charges, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that redemption of preferred stock shall not be Fixed Charges.

“Flood Insurance Laws” shall mean, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 1.00%.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Loan Party.

“Foreign Lender” means any Lender or Issuing Bank, (a) with respect to any Canadian Borrower and any Tax, that is treated as foreign by the jurisdiction imposing such Tax, (b) with respect to any Domestic Borrower, (1) that, is not a “US person” as defined by section 7701(a)(30) of the Code (“US Person”), or (2) any Lender that is a partnership or other entity treated as a partnership for United States federal income tax purposes which is a US Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for United States federal income tax purposes are US Persons) are not US Persons.

“Foreign Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law, including for the avoidance of doubt the UK Pension Scheme any Canadian Pension Plan, and is maintained or contributed to by any Loan Party.

“Foreign Subsidiary” means any Restricted Subsidiary organized under the laws of any jurisdiction other than a jurisdiction within the United States.

“Fourth Restatement Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with section 9.02).

“Fourth Restatement Unrestricted Subsidiaries” means the Subsidiaries of the Company listed on Schedule 1.01(c).

“FSHCO” means any US Subsidiary that owns, directly or indirectly, no material assets other than interests in one or more Foreign Subsidiaries.

“Full Cash Dominion Period” means, individually and collectively, any Total Full Cash Dominion Period or any Canadian Full Cash Dominion Period.

“Funding Account” means the deposit account(s) of the Borrowers to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement; provided that the Borrower Representative may designate additional accounts as the applicable “Funding Account” from time to time by written notice to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States, Canada, Puerto Rico or any other nation or any political subdivision thereof, whether state, provincial, territorial or local; any supranational body; and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guaranteed Parties” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means, at any date, any Restricted Subsidiary of the Company that, together with its consolidated Restricted Subsidiaries, (i) does not, as of the most recently ended Test Period, have assets with a value in excess of 5.0% of the consolidated total assets of the Company and its consolidated Restricted Subsidiaries and (ii) did not, during the most recently ended Test Period, have revenues exceeding 5.0% of the total revenues of the Company and its consolidated Restricted Subsidiaries; provided that, the neither the aggregate assets nor the aggregate revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may exceed 7.50% of consolidated assets or consolidated revenues, respectively, of the Company and its consolidated Restricted Subsidiaries, collectively, at any time (and the Borrower Representative will designate in writing to the Administrative Agent from time to time the Restricted Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Increased Amount Date” has the meaning assigned to such term in Section 2.22(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty for Indebtedness, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Issuing Banks” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A. and Truist Bank.

“Insolvency Laws” means each of the Bankruptcy Code and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto. In relation to Canadian law, Insolvency Laws includes the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), in each case as amended, and any other applicable provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” means, individually and collectively, trademarks, service marks, tradenames, copyrights, patents, trade secrets, industrial designs, internet domain names and other intellectual property, including any applications and registrations pertaining thereto and with respect to trademarks, service marks and tradenames, the goodwill of the business symbolized thereby and connected with the use thereof.

“Intercompany Loan Rights” has the meaning assigned to such term in the US Security Agreement.

“Intercreditor Agreement” means, as of any date, a customary intercreditor agreement entered into pursuant to Section 6.02(i) with respect to any Indebtedness incurred under Section 6.01(i) and which Indebtedness remains outstanding as of such date (and “Intercreditor Agreement” shall mean all of such agreements collectively or individually, as the context may require).

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing of Revolving Loans in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Restricted Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day of each calendar quarter and the applicable Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) as to any Swingline Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means individually and collectively, “Inventory”, as referred to in any Security Agreement.

“Investment Grade Account Debtor” means an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“Issuing Bank” means, individually and collectively, the Initial Issuing Banks, together with any other Lenders acceptable to the Administrative Agent who agree to be designated an “Issuing Bank” hereunder, each in its capacity of the issuer of Letters of Credit and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Commitment” means, as of the Fourth Restatement Date, with respect to any Issuing Bank, $75,000,000; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Commitment upon providing five Business Days’ prior written notice thereof to the Administrative Agent and the Borrower Representative; provided further than no Initial Issuing Bank may reduce its Issuing Bank Commitment below $75,000,000 unless either agreed by the other Initial Issuing Banks or the Issuing Bank Commitments of such other Initial Issuing Banks are reduced in an equal amount.

“Joinder Agreement” has the meaning assigned to such term in Section 5.14.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Facility A LC Exposure and the Facility B LC Exposure.

“LC Sublimit” $300,000,000; provided that the aggregate LC Exposure in respect of standby Letters of Credit shall not exceed $200,000,000.

“Lenders” means the Facility A Lenders and the Facility B Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means, individually and collectively, each Facility A Letter of Credit and each Facility B Letter of Credit.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.06(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment by way of security, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Life Insurance Companies” means the nationally recognized and reputable life insurance companies, each with a credit rating of not less than “A” by AM Best & Co., as determined by Administrative Agent, and their respective successors and assigns, that are the issuers of the Life Insurance Policies.

“Life Insurance Policies” means the whole life insurance policies issued by the Life Insurance Companies, as may be submitted by the Company to the Administrative Agent from time to time hereunder which are acceptable to the Administrative Agent for consideration to become an Eligible Life Insurance Policy.

“Life Insurance Premium Loans” means loans or advances made to a Loan Party by a Life Insurance Company to finance the premium on a Life Insurance Policy issued by such Life Insurance Company.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of cash and cash equivalents of the Company and its consolidated Restricted Subsidiaries which are not subject to any Liens (other than customary bankers’ Liens and Liens created pursuant to any Loan Document) plus (b) Aggregate Availability.

“Loan Cap” means, at any time, an amount equal to the lesser of (a) the Aggregate Borrowing Base as in effect at such time and (b) the aggregate Revolving Commitments in effect at such time.

“Loan Cap Minimum” means, at any time, an amount equal to 67% of the Revolving Commitments in effect at such time.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each US Loan Party and Puerto Rican Loan Party, with respect to the Obligations of all Loan Parties, and (b) each Canadian Loan Party, with respect to the Obligations of Canadian Loan Parties.

“Loan Guaranty” means Article X of this Agreement and each separate guaranty, to the extent that such guaranty is permissible under the laws of the country in which the applicable Foreign Subsidiary party to such guaranty is located, in form and substance satisfactory to the Administrative Agent, delivered by any Foreign Subsidiary (which guaranty shall be governed by the laws of the country in which such Foreign Subsidiary is located if the Administrative Agent requests that such law govern such guaranty), as it may be amended or modified and in effect from time to time.

“Loan Parties” means (a) the Company, (b) the other Borrowers, (c) the Company’s domestic Restricted Subsidiaries (other than Immaterial Subsidiaries unless such Immaterial Subsidiary becomes a Loan Party at the option of the Company, and any domestic subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is treated as a corporation for purposes of the Code), (d) the Canadian Subsidiaries of a Canadian Borrower (other than Immaterial Subsidiaries unless such Immaterial Subsidiary becomes a Loan Party at the option of the Company, Unrestricted Subsidiaries and any Canadian Subsidiary that is a direct or indirect subsidiary of a Subsidiary that is not a Canadian Subsidiary) and (e) the Puerto Rican Subsidiaries that become a party to this Agreement pursuant to a Joinder Agreement or that execute a separate Loan Guaranty, and in each case, their respective successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans, Swingline Loans and Protective Advances.

“Margin Stock” means “margin stock”, as such term is defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, the Administrative Agent’s Lien (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, any Issuing Bank or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the Revolving Maturity Date.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Minimum Aggregate Availability Period” means (including by reference to the Levels described below), any period (a) commencing when Aggregate Availability is less than the greater of:

Level 1:	(i) an amount equal to 10% of the Loan Cap Minimum then in effect and (ii) an amount equal to 10% of the Loan Cap then in effect;

Level 2:	(i) an amount equal to 12.5% of the Loan Cap Minimum then in effect and (ii) an amount equal to 12.5% of the Loan Cap then in effect, but more than Level 1;

Level 3:	(i) an amount equal to 15% of the Loan Cap Minimum then in effect and (ii) an amount equal to 15% of the Loan Cap then in effect, but more than Level 1 and Level 2;

Level 4:	(i) an amount equal to 17.5% of the Loan Cap Minimum then in effect and (ii) an amount equal to 17.5% of the Loan Cap then in effect, but more than Level 1, Level 2 and Level 3;

Level 5:	(i) an amount equal to 25% of the Loan Cap Minimum then in effect and (ii) an amount equal to 25% of the Loan Cap then in effect, but more than Level 1, Level 2, Level 3 and Level 4; and

Level 6:	(i) an amount equal to 40% of the Loan Cap Minimum then in effect and (ii) an amount equal to 40% of the Loan Cap then in effect, but more than Level 1, Level 2, Level 3, Level 4 and Level 5;

for five consecutive days (or immediately, in the case of Level 1 or Level 2) and (b) ending after Aggregate Availability is greater than the amounts set forth above (with respect to the applicable Level) for 30 consecutive days (or 60 consecutive days when used in reference to any Full Cash Dominion Period). For the avoidance of doubt, at any time that Aggregate Availability is equal to or greater than the amounts set forth in Level 2, Level 3, Level 4, Level 5 or Level 6 above, Aggregate Availability shall also be deemed to be greater than the applicable Level(s) below such Level of Aggregate Availability and each Minimum Aggregate Availability Period Level shall include each lesser Level.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a subsidiary) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory, equipment or intangibles of any Person, the orderly liquidation value thereof identified in the most recent inventory appraisal ordered by the Administrative Agent and as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“New Revolving Lender” has the meaning assigned to such term in Section 2.22(b).

“Non-ABL Collateral Assets” means the Life Insurance Policies.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Funding Lender” has the meaning assigned to such term in Section 2.07(b).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Non-US Loan Parties” means, individually and collectively, the Canadian Loan Parties and the Puerto Rican Loan Parties.

“Non-Wholly Owned Subsidiary” means any Restricted Subsidiary of the Company that is not a Wholly Owned Subsidiary.

“Notice Period” has the meaning assigned to such term in Section 2.24.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means the Facility A Obligations and the Facility B Obligations; provided, that for purposes of determining any Guaranteed Obligations of any Loan Guarantor under this Agreement, the definition of “Obligations” shall not create any guarantee by any Loan Guarantor of any Excluded Swap Obligations of such Loan Guarantor.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Office Depot” means Office Depot LLC, a Delaware limited liability company.

“Original Vendor” means, with respect to any inventory, the vendor from which the Company or its Restricted Subsidiaries purchased such inventory.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sale or assignment of an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced, any Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transaction denominated in Dollars by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(g).

“Participant Register” has the meaning assigned to such term in Section 9.04.

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Payment” has the meaning assigned to it in Section 9.31(c).

“Payment Conditions” means, with respect to any particular action as to which the satisfaction of the Payment Conditions is being determined, both immediately before and immediately after giving pro forma effect to such action, (a) no Default or Event of Default shall have occurred and be continuing and (b) either (i) (x) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such action is to occur shall be at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (y) Aggregate Availability for such day and (after giving pro forma effect to such action) the immediately preceding 20 days shall be greater than or equal to the greater of (1) an amount equal to 12.5% of the Loan Cap Minimum and (2) an amount equal to 12.5% of the Loan Cap or (ii) Aggregate Availability for such day and (after giving pro forma effect to such action) the immediately preceding 20 days shall be greater than or equal to the greater of (x) an amount equal to 17.5% of the Loan Cap Minimum and (y) an amount equal to 17.5% of the Loan Cap.

“Payment Notice” has the meaning assigned to it in Section 9.31(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pensions Regulator” means the legal entity called the Pensions Regulator established under Part I UK Pensions Act 2004.

“Permitted Acquisition” means any acquisition by the Company or any Restricted Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a) such acquisition shall be consensual;

(b) such acquisition shall be consummated in accordance with all Requirements of Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;

(c) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares) acquired or otherwise issued by such Person or any newly formed Restricted Subsidiary of the Company in connection with such acquisition shall be directly and beneficially owned 100% by the Company or any Restricted Subsidiary; and

(d) in the case of any acquisition in excess of $100,000,000, the Company shall furnish to the Administrative Agent a certificate from a Financial Officer evidencing compliance with Section 6.04(n), together with such detailed information relating thereto as the Administrative Agent may reasonably request to demonstrate such compliance; and

provided further, that it is understood that to the extent the assets acquired are to be included in any Borrowing Base, due diligence in respect of such acquired assets satisfactory to the Administrative Agent, in its Permitted Discretion, shall have been completed.

“Permitted Bundled Contract Sale” means the sale by any Loan Party or its Restricted Subsidiaries of both equipment and the receivables generated by the lease of such equipment under a Bundled Services Agreement so long as (i) such sale is made in the ordinary course of business, (ii) such Loan Party or Restricted Subsidiary receives cash proceeds from such sale in an aggregate amount equal to or exceeding the sum of the present value of (A) the estimated residual value of such equipment at the end of the term of such Bundled Services Agreement and (B) such receivables (other than the portion of receivables attributable to services to be provided by a Loan Party or its Restricted Subsidiaries, which may be paid (directly or indirectly) to a Loan Party or its Restricted Subsidiaries as and when collected from the applicable payor), in each case discounted at a rate equal to or less than the implicit rate of interest under such Bundled Services Agreement, (iii) the service related receivables generated under such Bundled Services Agreement are required to be either (A) paid directly to such Loan Party or Restricted Subsidiary by the customer, (B) deposited by the customer into a Bundled Contract Collection Account or (C) paid directly to the purchaser of the equipment and receivables (or other entity designated thereby) and disbursed to such Loan Party or Restricted Subsidiary in a reasonably prompt manner or as otherwise provided in the agreements governing such Bundled Contract Collection Account permitted hereunder and (iv) any such sale (and the obligations in respect thereof) is non-recourse, and does not in any way obligate the Company or any of its Restricted Subsidiaries (other than the entity selling such equipment and receivables), other than pursuant to Standard Undertakings.

“Permitted Convertible Notes” means any Indebtedness issued in a Permitted Convertible Notes Offering.

“Permitted Convertible Notes Offering” means any offering by the Company of unsecured or subordinated Indebtedness permitted by Section 6.01 that is by its terms convertible, in whole or in part, into shares of the Company’s common stock or into cash based upon a conversion rate tied to the Company’s common stock.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries;

(g) Liens in favor of a credit card processor or a payment processor arising in the ordinary course of business under any processor agreement; and

(h) Liens arising by virtue of precautionary Uniform Commercial Code financing statement filings (or other similar filings under applicable law) regarding operating leases and consignments, in each case entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Foreign Subsidiary Factoring Facility” means any and all agreements or facilities entered into by any Foreign Subsidiary that is not a Loan Party for the purpose of factoring, selling, transferring or disposing of its account receivables for cash consideration.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (with respect to investments made by any US Loan Party or Puerto Rican Loan Party) or Canada (with respect to investments made by any Canadian Loan Party) (or direct obligations of any agency thereof, as applicable, to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, at least an A-1 rating by S&P or at least a P-1 rating by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States (with respect to investments made by any US Loan Party or Puerto Rican Loan Party) or Canada (with respect to investments made by any Canadian Loan Party) or any State or Province thereof, as applicable, in each case, which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $3,000,000,000.

“Permitted Lien” means Liens permitted by Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA (including for avoidance of doubt any Puerto Rican Plan), except for any Multiemployer Plan, Foreign Plan or Foreign Benefit Arrangement.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“PR Code” means the Internal Revenue Code for a New Puerto Rico of 2011 as amended to date and as it may be amended or replaced from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the US or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior US Security Documents” has the meaning assigned to such term in Section 9.22(b).

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily, including all proceeds of any insurance policy covering the Collateral.

“Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) such event as if it happened on the first day of such period or (ii) the incurrence of any Indebtedness by the Company or any Restricted Subsidiary and any incurrence, repayment, issuance or redemption of other Indebtedness of the Company or any Restricted Subsidiary occurring at any time subsequent to the last day of the Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of the Test Period (it being understood that, in connection with any such pro forma calculation prior to the delivery of financial statements for the first fiscal quarter ended after the Fourth Restatement Date, such calculation shall be made in a manner satisfactory to the Administrative Agent in its Permitted Discretion).

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Protective Advance Exposure” means, at any time, the sum of the Facility A Protective Advance Exposure and the Facility B Protective Advance Exposure.

“Protective Advances” has the meaning assigned to such term in Section 2.04(a).

“Puerto Rico” means the Commonwealth of Puerto Rico.

“Puerto Rican Borrowing Base” means, at any time, with respect to the Puerto Rican Loan Parties, the sum of:

(a) the sum of (i) the product of (A) 85% multiplied by (B) the Puerto Rican Loan Parties’ Eligible Accounts (other than Eligible Credit Card Accounts Receivable and Eligible Investment Grade Accounts) at such time, (ii) the product of (A) 90% multiplied by (B) the Puerto Rican Loan Parties’ Eligible Credit Card Accounts Receivable at such time, (iii) the product of (A) 90% multiplied by (B) the Puerto Rican Loan Parties’ Eligible Investment Grade Accounts and (iv) the product of (A) 75% multiplied by (B) the Eligible Uninvoiced Accounts Receivable of the Puerto Rican Loan Parties at such time, plus

(b) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the Puerto Rican Loan Parties’ Eligible Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, plus

(c) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the Puerto Rican Loan Parties’ Eligible LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, minus

(d) Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Aggregate Borrowing Base and the Puerto Rican Borrowing Base, with any such changes to be effective three Business Days after delivery of notice thereof to the Borrower Representative and the Lenders. The Aggregate Borrowing Base and the Puerto Rican Borrowing Base at any time shall be determined by reference to the most recent Aggregate Borrowing Base Certificate and each other Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 of this Agreement.

For the avoidance of doubt, assets of the Puerto Rican Loan Parties that would otherwise constitute Eligible Accounts, Eligible Credit Card Accounts Receivable, Eligible Investment Grade Accounts, Eligible Uninvoiced Accounts, Eligible Inventory or Eligible LC Inventory and could be included in the Puerto Rican Borrowing Base shall be included in the Puerto Rican Borrowing Base solely at the election of the Company.

“Puerto Rican Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-3 or another form which is acceptable to the Administrative Agent in its sole discretion.

“Puerto Rican Loan Party” means any Loan Party organized under the laws of Puerto Rico.

“Puerto Rican Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, that is maintained or contributed to by any Puerto Rican Loan Party.

“Puerto Rican Security Agreement” means (a) any pledge or security agreement entered into, on or after the Fourth Restatement Date by any Puerto Rican Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in Puerto Rico (or any other property located therein)), or any other Person and (b) any other pledge or security agreement entered into, on or after the Fourth Restatement Date, by any Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on any property located in Puerto Rico), which charge or security agreement is designated by the Administrative Agent as a “Puerto Rican Security Agreement”, in each case as the same may be amended, restated or otherwise modified from time to time.

“Puerto Rican Subsidiary” means any Restricted Subsidiary organized under the laws of Puerto Rico.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 USC. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.29.

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant Guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quotation Day” means, with respect to any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(e).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Removed Borrower” has the meaning assigned to such term in Section 9.23(a).

“Rentals” means, with reference to any period, the aggregate amount of rent expense payable by the Company and its Restricted Subsidiaries under any operating leases, calculated on a consolidated basis for the Company and its Restricted Subsidiaries for such period in accordance with GAAP.

“Rent Reserve” means with respect to any store, warehouse, cross-docking facility, distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to two months’ rent at such store, warehouse, cross-docking facility, distribution center, regional distribution center or depot; provided that no Rent Reserve shall be taken with respect to any store unless a Level 3 Minimum Aggregate Availability Period shall be in effect.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of any Borrower from information furnished or provided by or on behalf of any Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports shall be distributed to the Lenders by the Administrative Agent.

“Reporting Reserve” means a reserve, determined in the Administrative Agent’s sole discretion, of up to (a) $275,000,000 less (b) the excess (if any) of (i) the Aggregate Borrowing Base at such time over (ii) the Revolving Commitments in effect at such time.

“Reporting Reserve Period” means any period (a) beginning immediately prior to (i) the issuance or amendment of a Letter of Credit such that after giving effect to such issuance or amendment the outstanding LC Exposure exceeds $150,000,000 or (ii) the making of a Revolving Loan or Swingline Loan, as applicable, if, in each case, at such time either (x) a Borrowing Base Certificate and related reporting has not been provided as of the last day of the month most recently ended at least 15 Business Days prior to such extension of credit or (y) the most recently completed field examination or Inventory appraisal is more than one year old and (b) ending when (i) in the case of clause (a)(x) above, a Borrowing Base Certificate and related reporting have been provided as of the last day of the month most recently ended at least 15 Business Days prior to the applicable extension of credit or (ii) in the case of clause (a)(y) above, an updated field examination or Inventory appraisal, as applicable, is completed.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, individually and collectively, and without duplication, any reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain, including Dilution Reserves, Customer Credit Liability Reserves, Rent Reserves, government reserves, payroll and redundancy reserves, Retention of Title Reserves, Reporting Reserves, premiums payable in respect of Eligible Life Insurance Policies, Banking Services Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges (unless a Collateral Access Agreement shall be in effect with respect to the subject property), reserves in respect of customer deposits, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for taxes, fees, assessments and other governmental charges, reserves for extended or extendible retention of title, and reserves in respect of Canadian Prior Claims.

“Resolution Authority” means any EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief financial officer, any executive vice president, any senior vice president, treasurer or assistant treasurer of a Loan Party or, with the consent of the Administrative Agent, any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Restricted Subsidiary” shall mean each Subsidiary other than any Unrestricted Subsidiary.

“Retention of Title Reserves” means with respect to any Eligible Inventory for which (i) there are no contractual terms addressing retention of title in favor of the vendor or supplier thereof and (ii) the applicable Loan Party has not represented to the Administrative Agent that such vendor or supplier does not have retention of title rights, a reserve equal to 50% of the lesser of (A) the value of such Inventory or (B) to the extent the applicable Loan Party has provided the Administrative Agent with reasonable evidence of the amount thereof, the amount of the outstanding payable owing to the applicable Loan Party’s vendor in respect of such Eligible Inventory.

“Revolving Commitments” means with respect to each Revolving Lender, such Revolving Lender’s Facility A Commitment and Facility B Commitment, as applicable.

“Revolving Credit Exposure” means the sum of the Facility A Credit Exposure plus the Facility B Credit Exposure.

“Revolving Exposure” means the sum of the Facility A Revolving Exposure plus the Facility B Revolving Exposure.

“Revolving Lenders” means the Facility A Lenders and the Facility B Lenders.

“Revolving Loan” means the Facility A Revolving Loans and Facility B Revolving Loans.

“Revolving Maturity Date” means the earliest to occur of (a) the date that is the fifth anniversary of the Fourth Restatement Date and (b) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Service and its successors.

“Sanctions” means all economic or financial sanctions trade embargoes, or similar restrictions imposed, administered or enforced from time to time by (a) the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State or (b) the United Nations Security Council, the government of Canada, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or by the United Nations Security Council, the government of Canada, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b) (including, without imitations for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or orders).

“Secured Obligations” means all Obligations, together with all Banking Services Obligations and Swap Obligations (other than, with respect to any Loan Guarantor, any Excluded Swap Obligations of such Loan Guarantor) owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means, collectively, the Agents, each Issuing Bank, the Lenders and any Affiliate of any Lender to which Secured Obligations are owed.

“Security Agreement” means, individually and collectively, any US Security Agreement, any Puerto Rican Security Agreement or any Canadian Security Agreement.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Sold A/R” has the meaning assigned to such term in the definition of “Captive Insurance Subsidiary Transactions”.

“Specified Excluded Subsidiary” means any subsidiary of OfficeMax listed on Schedule 1.01(b).

“Spot Selling Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 11:00 a.m., New York time, two Business Days prior; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as my be selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the arithmetic average of spot rates of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11.00 a.m. New York time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Standard Undertakings” means, with respect to any Permitted Bundled Contract Sale, representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Restricted Subsidiary of the Company which the Company has determined in good faith to be customary in transaction of such type.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Subsidiary Borrower” means any Subsidiary that becomes a Subsidiary Borrower in accordance with Section 2.25, other than any Subsidiary that has ceased to be a Subsidiary Borrower as provided in Section 2.25.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66 2/3% of the sum of the total Credit Exposure and unused Commitments at such time.

“Supermajority Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing at least 66 2/3% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Supported QFC” has the meaning assigned to such term in Section 9.29.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the Facility A Swingline Exposure and the Facility B Swingline Exposure.

“Swingline Lender” means JPMCB in its capacity as lender of Swingline Loans hereunder, and its successors and assigns in such capacity.

“Swingline Loan” means each Facility A Swingline Loan and Facility B Swingline Loan.

“Syndication Agents” means, individually and collectively, Wells Fargo Bank, National Association, Bank of America, N.A. and Truist Bank, in their capacity as Syndication Agents.

“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been (or have been required to be) delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.

“Total Assets” means, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Total Full Cash Dominion Period” means any Level 2 Minimum Aggregate Availability Period; provided that a Total Full Cash Dominion Period may be discontinued no more than twice in any period of twelve consecutive months.

“Transactions” means the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or Adjusted Daily Simple SOFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Pension Scheme” means the Guilbert U.K. Retirement Benefits Plan.

“UK Pension Amendment” means that certain letter agreement, effective as of December 16, 2016, among Office Depot, the Administrative Agent and the Lenders party thereto.

“UK Pension Transactions” has the meaning assigned to such term in the UK Pension Amendment.

“UK Resolution Authority” mans the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” and “US” means the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” shall mean (i) the Fourth Restatement Date Unrestricted Subsidiaries, (ii) each Specified Excluded Subsidiary and (iii) any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Fourth Restatement Date; provided, however, that no Borrower shall be designated as an Unrestricted Subsidiary; provided further than any Unrestricted Subsidiary subsequently designated as a Restricted Subsidiary pursuant to Section 5.16 shall no longer be an Unrestricted Subsidiary unless subsequently designated as such pursuant to Section 5.16.

“US Borrower” means Office Depot, The ODP Corporation, a Delaware corporation, ODP Investment, LLC, a Delaware limited liability company and any Additional Borrower.

“US Borrowing Base” means, at any time, with respect to the US Loan Parties, the sum of:

(a) the sum of (i) the product of (A) 85% multiplied by (B) the US Loan Parties’ Eligible Accounts (other than Eligible Credit Card Accounts Receivable and Eligible Investment Grade Accounts) at such time, (ii) the product of (A) 90% multiplied by (B) the US Loan Parties’ Eligible Credit Card Accounts Receivable at such time, (iii) the product of (A) 90% multiplied by (B) the US Loan Parties’ Eligible Investment Grade Accounts and (iv) the product of (A) 75% multiplied by (B) the Eligible Uninvoiced Accounts Receivable of the US Loan Parties at such time, plus

(b) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the US Loan Parties’ Eligible Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, plus

(c) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent in accordance with the provisions of this Agreement multiplied by the US Loan Parties’ Eligible LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis or average cost basis) or market value, at such time, plus

(d) the product of (i) 95% multiplied by (ii) the Cash Surrender Value of Eligible Life Insurance Policies; provided that, the amount of US Borrowing Base attributable to this clause (d) shall not exceed 20% of the US Borrowing Base, minus

(e) other Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Aggregate Borrowing Base and the US Borrowing Base, with any such changes to be effective three Business Days after delivery of notice thereof to the Borrower Representative and the Lenders. The Aggregate Borrowing Base and the US Borrowing Base at any time shall be determined by reference to the most recent Aggregate Borrowing Base Certificate and each other Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement; provided that during a Reporting Reserve Period, the US Borrowing Base may, in the Permitted Discretion of the Administrative Agent, or shall at the direction of the Required Lenders, be reduced by the Reporting Reserve.

“US Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-2 or another form which is acceptable to the Administrative Agent in its sole discretion.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Loan Party” means, individually and collectively, any Loan Party (including the Company) organized under the laws of the United States.

“US Security Agreement” means (a) that certain Amended and Restated US Security Agreement, dated as of the Fourth Restatement Date, between the US Loan Parties party thereto and the Administrative Agent, (b) any other pledge or security agreement entered into, on or after the Fourth Restatement Date by any other US Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in the US (or any other property located therein)), or any other Person and (c) any other pledge or security agreement entered into, on or after the Fourth Restatement Date, by any Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on any property located in the US), which charge or security agreement is designated by the Administrative Agent as a “US Security Agreement”, in each case as the same may be amended, restated or otherwise modified from time to time.

“US Subsidiary” means, individually and collectively, any Restricted Subsidiary organized under the laws of the United States.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(h).

“Utilization” means, on any day, an amount equal to (i) the Revolving Credit Exposure on such day, divided by (ii) the Commitments in effect on such day.

“Vendor Rebates” means, with respect to any Loan Party, credits earned from vendors for volume purchases that reduce net inventory costs for such Loan Party.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.17(a).

“Write-Down and Conversion Powers” means: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Facility, (e.g., a “Facility A Loan”), Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”), by Facility and Class (e.g., a “Facility A Revolving Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Borrowing of Revolving Loans”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Borrowing of Revolving Loans”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In the event that historical accounting practices, systems or reserves relating to the components of the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base or the Puerto Rican Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rican Borrowing Base) in respect to the components of the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rican Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rican Borrowing Base as reasonably requested by the Administrative Agent in its Permitted Discretion. Notwithstanding any other provision contained herein, (a) all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company or its Restricted Subsidiaries at “fair value” as defined therein and (b) for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Fourth Restatement Date that would require operating leases to be treated similarly to capital leases.

SECTION 1.05 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07 Currency Translations. (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable Dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate, such Dollar denominated restriction shall be deemed not to have been exceeded so long as (i) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (ii) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01).

(b) For purposes of all calculations and determinations under this Agreement, any amount in any currency other than Dollars shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate, and all certificates delivered under this Agreement, shall express such calculations or determinations in Dollars or Dollar Equivalents.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

Revolving Commitments. Subject to the terms and conditions set forth herein, (a) each Facility A Lender agrees to make Revolving Loans (the “Facility A Revolving Loans”) from time to time during the Availability Period to the US Borrowers in Dollars and (b) each Facility B Lender agrees to make Revolving Loans (the “Facility B Revolving Loans”) from time to time during the Availability Period to the Canadian Borrower in Dollars, if, in each case after giving effect thereto:

(i) the Facility A Credit Exposure or Facility B Credit Exposure of any Lender would not exceed such Lender’s Facility A Commitment or Facility B Commitment, respectively;

(ii) the total Revolving Credit Exposure would not exceed the lesser of (x) the aggregate amount of the Revolving Commitments and (y) the Aggregate Borrowing Base;

(iii) the total Facility A Credit Exposure would not exceed the lesser of (x) the aggregate amount of the Facility A Commitments and (y) the Aggregate Facility A Borrowing Base; and

(iv) the total Facility B Credit Exposure would not exceed the lesser of (x) the aggregate amount of the Facility B Commitments and (y) the Aggregate Borrowing Base minus the Facility A Credit Exposure;

subject, in the case of each of clause (ii), (iii) and (iv) above, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.

Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow its Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility, Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Facility and Class. Each Protective Advance and Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b) Each Borrowing of Revolving Loans shall be comprised entirely of ABR Loans, Term Benchmark Loans or (subject to Section 2.14) RFR Loans as the Company may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender may make any Term Benchmark Loan to any Borrower by causing, at its option, any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lenders to make Loans in accordance with the terms hereof or Borrowers to repay any such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing of Revolving Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Borrowings of Revolving Loans may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

(e) Each Loan shall be made in Dollars.

SECTION 2.03 Requests for Borrowing.

(a) Revolving Loans. To request a Borrowing of Revolving Loans, the Borrower Representative (or the applicable Borrower) shall submit a Borrowing Request to the Administrative Agent through an Electronic System or the Approved Borrower Portal, in each case, to the extent arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone), as follows:

(i) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time (or in case of an ABR Borrowing, the proceeds of which are to be applied to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e), not later than 9:00 a.m., New York City time) on the date of the proposed Borrowing,

(ii) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, and

(iii) In the case of a Swingline Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.

Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative; provided that, each such electronic Borrowing Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent; provided further that, each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by submitting a Borrowing Request through Electronic System or the Approved Borrower Portal, as applicable, to the Administrative Agent. Each such telephonic and written Borrowing Request (including requests submitted through an Electronic System) shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the Facility under which such Borrowing shall be made;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(vi) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing of Revolving Loans is specified, then a Borrowing of Revolving Loans shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing of Revolving Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, in no event shall the Borrowers be permitted to request pursuant to this Section 2.03, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f), as applicable.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make (or authorize the Administrative Agent to make) (i) Loans to any US Borrower on behalf of the Facility A Lenders (each such Loan, a “Facility A Protective Advance”) and (ii) Loans to any Canadian Borrower on behalf of the Facility B Lenders (each such Loan, a “Facility B Protective Advance”), which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by any of the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that no Protective Advance may remain outstanding for more than 30 days; provided further that the aggregate amount of (A) Protective Advances outstanding at any time shall not (x) exceed $50,000,000 or (y) when added to the total Revolving Exposure, exceed the aggregate amount of the Revolving Commitments, (B) Facility A Protective Advances outstanding at any time shall not, when added to the total Facility A Revolving Exposure, exceed the aggregate amount of the Facility A Commitments and (C) Facility B Protective Advances outstanding at any time shall not, when added to the total Facility B Revolving Exposure, exceed the aggregate amount of the Facility B Commitments (provided that, for purposes of clauses (A) through (C) above, at any time when any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded). Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Agents, the Lenders and the Issuing Banks) in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances made to the Borrowers shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders or the Required Revolving Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Aggregate Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). It is agreed that the Administrative Agent shall endeavor, but without any obligation, to notify the Borrower Representative promptly after the making of any Protective Advance.

(b) Upon the making of a Protective Advance by the Administrative Agent in accordance with the terms hereof, each Facility A Lender or Facility B Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Facility A Protective Advance or Facility B Protective Advance, as applicable, in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.05 Swingline Loans. (a) Swingline Loans.

(i) The Administrative Agent, the Swingline Lender and the Facility A Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing under Facility A on behalf of a US Borrower, the Swingline Lender may elect to have the terms of this Section 2.05(a)(i) apply to such Borrowing Request by advancing, on behalf of the Facility A

Lenders and in the amount so requested, same day funds to the applicable Borrower on the applicable Borrowing date to the Funding Account(s) (each such Loan, a “Facility A Swingline Loan”), with settlement among them as to the Facility A Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c). Each Facility A Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Facility A Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, no Facility A Swingline Loan shall be made if, after giving effect thereto:

(A) the aggregate principal amount of outstanding Facility A Swingline Loans would exceed the Facility A Swingline Sublimit;

(B) the Facility A Credit Exposure of any Lender would exceed such Lender’s Facility A Commitment;

(C) the total Revolving Credit Exposure would exceed the lesser of (x) the sum of the aggregate amount of the Revolving Commitments and (y) the Aggregate Borrowing Base; or

(D) the total Facility A Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility A Commitments and (y) the Aggregate Facility A Borrowing Base;

subject, in the case of each of clauses (C) and (D) above, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.

(ii) The Administrative Agent, the Swingline Lender and the Facility B Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing under Facility B on behalf of a Canadian Borrower, the Swingline Lender may elect to have the terms of this Section 2.05(a)(ii) apply to such Borrowing Request by advancing, on behalf of the Facility B Lenders and in the amount so requested, same day funds to such Canadian Borrower on the applicable Borrowing date to the Funding Account(s) (each such Loan, a “Facility B Swingline Loan”), with settlement among them as to the Facility B Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c). Each Facility B Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Facility B Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, no Facility B Swingline Loan shall be made if, after giving effect thereto:

(A) the aggregate principal amount of outstanding Facility B Swingline Loans would exceed the Facility B Swingline Sublimit;

(B) the Facility B Credit Exposure of any Lender would exceed such Lender’s Facility B Commitment;

(C) the total Revolving Credit Exposure would exceed the lesser of (x) the aggregate amount of the Revolving Commitments and (y) the Aggregate Borrowing Base; or

(D) the total Facility B Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility B Commitments and (y) the Aggregate Borrowing Base minus the Facility A Credit Exposure;

subject, in the case of each of clauses (C) and (D) above, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.

(b) Lender Participations. Upon the making of a Facility A Swingline Loan or a Facility B Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Facility A Lender or Facility B Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Facility A Commitments or Facility B Commitments, as applicable. The Swingline Lender or the Administrative Agent may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.

(c) Swingline Settlements. The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Facility A Lenders or Facility B Lenders, as applicable, on at least a weekly basis or on any earlier date that the Administrative Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile or e-mail no later than 12:00 noon New York City time on the date of such requested Settlement (the “Settlement Date”) (or, on the date of such requested Settlement, if a Default or an Event of Default has occurred and is continuing). Each Facility A Lender or Facility B Lender, as applicable (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer, the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent to an account of such Agent as such Agent may designate, not later than 2:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Facility A Swingline Loans or Facility B Swingline Loans, as applicable, and, together with the Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such applicable Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any applicable Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of (i) Facility A Letters of Credit for its own account or for the account of another US Borrower or for the account of any Restricted Subsidiary (or any US Borrower may request the issuance of such Letters of Credit for its own account) or (ii) Facility B Letters of Credit for the account of any Canadian Borrower or any of its Restricted Subsidiaries (or any Canadian Borrower may request the issuance of such Letters of Credit for its own account), in each case, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank (a “Letter of Credit Request”), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative or any Borrower to, or entered into by the Borrower Representative or any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative (or the applicable Borrower) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 9:00 a.m., New York City time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the LC Sublimit and (ii) the Facility B LC Exposure shall not exceed $25,000,000. In addition, no Letter of Credit shall be issued, amended, renewed or extended if, after giving effect to such issuance, amendment, renewal or extension:

(A) the Facility A Credit Exposure of any Lender would exceed such Lender’s Facility A Commitment;

(B) the Facility B Credit Exposure of any Lender would exceed such Lender’s Facility B Commitment;

(C) the total Revolving Credit Exposure would exceed the lesser of (x) the aggregate amount of the Revolving Commitments and (y) the Aggregate Borrowing Base;

(D) the total Facility A Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility A Commitments and (y) the Aggregate Facility A Borrowing Base;

(E) the total Facility B Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility B Commitments and (y) the Aggregate Borrowing Base minus the Facility A Credit Exposure;

(F) the aggregate LC Exposure in respect of Letters of Credit issued by any Issuing Bank shall exceed such Issuing Bank’s Issuing Bank Commitment;

subject, in the case of each of clause (C), (D) and (E) above, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.

Without affecting the limitations contained herein (other than clause (F) above), it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Commitment in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Commitment then in effect shall be made at the sole discretion of such Issuing Bank and shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Commitment of any other Issuing Bank.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject to automatic extension or renewal for successive one-year periods and (ii) unless otherwise agreed by all of the Lenders and the applicable Issuing Bank, the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Facility A Lender, with respect to a Facility A Letter of Credit, or each Facility B Lender, with respect to a Facility B Letter of Credit, and each Facility A Lender or Facility B Lender, as applicable, hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative or the applicable Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative or the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., New York City time, on (i) the Business Day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower Representative on behalf of the applicable Borrower (or the applicable Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Borrowing of Revolving Loans or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Revolving Loans or Swingline Loan; provided further that no such payment shall be permitted to be financed with a Term Benchmark Borrowing. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Facility A Lender or Facility B Lender, as applicable, of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the applicable Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then the Administrative Agent shall distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers or the Loan Guarantors of their respective obligations to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, direct, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative (or applicable Borrower) by telephone (confirmed by facsimile or through Electronic Systems) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or the Loan Guarantors of their obligations to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless a Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that a Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Banks. (i) Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent (not to be unreasonably withheld or delayed), the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(iii) Any Issuing Bank may resign as an Issuing Bank by notice to the Borrower Representative and the Administrative Agent at any time after the Revolving Commitments of such Issuing Bank hereunder as a Lender (together with the Revolving Commitments of its Affiliates) are reduced to $0. After the resignation of an Issuing Bank under this clause (iii), the resigned Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or if any of the other provisions hereof require cash collateralization, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Agents, the Lenders and the Issuing Banks (the “LC Collateral Account”), an amount, in cash, equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, such account shall be subject to a Deposit Account Control Agreement and/or acknowledgement of notice, as applicable, and each Borrower hereby grants the Administrative Agent (for the benefit of the Agents, the Lenders and the Issuing Banks) a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at each Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC

Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower or Borrower Representative for the account of the applicable Borrower within two Business Days after all such Defaults have been cured or waived.

(k) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), and whether such Letters of Credit are Facility A Letters of Credit or Facility B Letters of Credit, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement and whether such LC Disbursement relates to a Facility A Letter of Credit or a Facility B Letter of Credit, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. Notwithstanding anything to the contrary contained herein, the foregoing requirements of this Section 2.06(k) shall in no way affect any obligation of the Revolving Lenders or Borrowers owing to such Issuing Bank pursuant to this Section 2.06 (including any such Person’s obligation to purchase participations in or make any reimbursement of any Letter of Credit and/or LC Disbursement).

(l) Amount of Letters of Credit. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the US Borrowers or Canadian Borrower, as applicable, (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for all obligations in respect of such Facility A Letter of Credit or Facility B Letter of Credit, as applicable (including to reimburse any and all drawings thereunder), as if such Letter of Credit had been issued solely for the account of a US Borrower or a Canadian Borrower, as applicable, and (ii) each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n) Fourth Restatement Date. On the Fourth Restatement Date, (i) each Existing Letter of Credit, to the extent outstanding, shall constitute a Facility A Letter of Credit hereunder, (ii) each such Existing Letter of Credit shall be included in the calculation of LC Exposure and “Facility A LC Exposure” and (iii) all liabilities of Office Depot and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations.

SECTION 2.07 Funding of Borrowings. (a) (i) Revolving Loans. Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent in an amount equal to such Revolving Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative (or, if directed by the Borrower Representative, to the account of the applicable Borrower) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative and disbursed in its discretion.

(a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent (a “Non-Funding Lender”), then the applicable Lender and (with respect to Facility A Loans) the US Borrowers agree (jointly and severally with each other US Borrower but severally and not jointly with the applicable Lenders), (with respect to Facility B Loans) the Canadian Borrower agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing. Notwithstanding the foregoing, the Borrowers shall preserve their rights and remedies against any Non-Funding Lender which has not made Loans required by the terms and provisions hereof.

(b) On the Fourth Restatement Date, any outstanding credit exposure under the Existing Credit Agreement shall be reallocated among the Lenders in accordance with their respective Applicable Percentages and the Lenders shall advance such funds to the Administrative Agent (and the Administrative Agent shall take any actions) as shall be required to reallocate Loans such that each Lender’s share of outstanding Loans of any Facility as of the Fourth Restatement Date shall be equal to its Applicable Percentage in respect of Loans of such Facility after giving effect to the Fourth Restatement Date.

SECTION 2.08 Interest Elections. (a) Each Borrowing of Loans initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall submit an Interest Election Request to the Administrative Agent through Electronic System or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative; provided that, each such electronic Interest Election Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Responsible Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent; provided further that, each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by submitting an Interest Election Request through Electronic System or the Approved Borrower Portal, as applicable, to the Administrative Agent.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower, the Facility and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, in no event shall the Borrowers be permitted to request pursuant to this Section 2.08(c), prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Section 2.14(a) and 2.14(f), as applicable.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of

Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Lenders with respect to any Revolving Loans, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of Revolving Loans may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing or RFR Borrowing (if applicable) of Revolving Loans shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrowers may at any time terminate in full the Revolving Commitments upon (i) the payment in full in cash of all outstanding Revolving Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, as applicable, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each applicable Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full in cash of the accrued and unpaid fees and (iv) the payment in full in cash of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Facility A Commitments and/or the Facility B Commitments; provided that (i) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, (A) the total Revolving Credit Exposure would exceed the lesser of (x) the aggregate amount of the Revolving Commitments and (y) the Aggregate Borrowing Base, (B) the total Facility A Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility A Commitments and (y) the Aggregate Facility A Borrowing Base or (C) the total Facility B Credit Exposure would exceed the lesser of (x) the aggregate amount of the Facility B Commitments and (y) the Aggregate Borrowing Base minus the Facility A Credit Exposure.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent (i) for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) the then unpaid amount of each Protective Advance on the earlier of the Revolving Maturity Date and demand by the Administrative Agent.

(b) During any Total Full Cash Dominion Period, on each Business Day, the Administrative Agent shall apply (and/or instruct the application of) all funds credited to any applicable Collection Account as of 10:00 a.m., New York City time, on such Business Day (whether or not immediately available) first to prepay any Protective Advances that may be outstanding, pro rata and second to prepay the Revolving Loans (including Swingline Loans) (without a corresponding reduction in Revolving Commitments) and to cash collateralize outstanding LC Exposure until an amount in cash equal to 103% of the LC Exposure as of such date has been received; provided that, following the termination of any such Total Full Cash Dominion Period, all cash collateral contributed under this Section 2.10(b) shall be released. During any Canadian Full Cash Dominion Period, on each Business Day, the Administrative Agent shall apply (and/or instruct the application of) all funds credited to any applicable Collection Account as of 10:00 a.m., New York City time, on such Business Day (whether or not immediately available) first to prepay any Facility B Protective Advances that may be outstanding, pro rata, and second to prepay the Facility B Revolving Loans (including Facility B Swingline Loans) (without a corresponding reduction in Facility B Revolving Commitments) and to cash collateralize outstanding Facility B LC Exposure until an amount in cash equal to 103% of the Facility B LC Exposure as of such date has been received; provided that, following the termination of any such Canadian Full Cash Dominion Period, all cash collateral contributed under this Section 2.10(b) shall be released. Any such application of funds shall be made (i) from Collection Accounts of the US Loan Parties and Puerto Rican Loan Parties first in respect of Obligations of the US Loan Parties and Puerto Rican Loan Parties under each Facility ratably in accordance with the then outstanding amounts thereof and second in respect of Obligations of the Canadian Loan Parties and (ii) from Collection Accounts of the Canadian Loan Parties shall be made solely in respect of Obligations of the Canadian Loan Parties. Notwithstanding anything to the contrary contained herein, after an Event of Default, funds credited to any applicable Collection Account shall be applied in accordance with Section 2.18(b)(ii).

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) [Reserved].

(e) The entries made in the accounts maintained pursuant to paragraph (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time, and without premium or penalty, to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) Mandatory Revolving Prepayments. Except for Protective Advances permitted under Section 2.04, in the event and on such occasion that:

(i) the Facility A Credit Exposure or Facility B Credit Exposure of any Lender exceeds such Lender’s Facility A Commitment or Facility B Commitment, respectively;

(ii) the total Revolving Credit Exposure exceeds the lesser of (x) the aggregate amount of the Revolving Commitments or (y) the Aggregate Borrowing Base;

(iii) the total Facility A Credit Exposure exceeds the lesser of (x) the aggregate amount of the Facility A Commitments and (y) the Aggregate Facility A Borrowing Base; or

(iv) the total Facility B Credit Exposure exceeds the lesser of (x) the aggregate amount of the Facility B Commitments and (y) the Aggregate Borrowing Base minus the Facility A Credit Exposure;

the Borrowers, as applicable, shall promptly prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) The Borrower Representative shall notify the Administrative Agent (and in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile), facsimile or (if arrangements for doing so have been approved by the applicable recipient) through an Electronic System or Approved Borrower Portal of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing of Revolving Loans, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 10:00 a.m., New York City Time, five Business Days before the date of prepayment or (iii) in the case of prepayment of an ABR Borrowing of Revolving Loans, not later than 10:00 a.m., New York City time, on the Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing of Revolving Loans, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing of Revolving Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing of Revolving Loans of the same Type as provided in Section 2.02. Each prepayment of a Borrowing of Revolving Loans shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. In the event the Borrower fails to specify the Borrowings to which any voluntary prepayment shall be applied, such prepayment shall be applied as follows: first to repay outstanding Swingline Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof.

SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at (i) to the extent the average daily Utilization is less than 50%, 0.375% per annum or (ii) to the extent the average daily Utilization is greater than or equal to 50%, 0.25% per annum, in each case on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Fourth Restatement Date to but excluding the date on which the Revolving Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day following the last day of each calendar quarter and on the date on which the Commitments terminate, commencing on the first such date to occur after the Fourth Restatement Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Spread in the case of standby Letters of Credit, and 50% of the Applicable Spread in the case of trade Letters of Credit, in each case used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Fourth Restatement Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Fourth Restatement Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first Business Day following the end of each calendar quarter and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Fourth Restatement Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available Dollars, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to an Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) (a) The Loans comprising each ABR Borrowing (including each Swingline Loan and each Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Spread.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

(c) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Spread.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans and participation fees on account of Letters of Credit shall bear interest at 2% plus the rate otherwise applicable to such Loans or participation fees, as applicable, as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan (for ABR Loans accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of the Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed. A determination of the applicable Alternate Base Rate or Adjusted Term Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

(g) All interest hereunder shall be paid in Dollars.

SECTION 2.14 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through the Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.15 Increased Costs; Illegality. (a) If any Change in Law shall:

(i) subject any Credit Party to any (or any increase in any) Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes) with respect to this Agreement or any other Loan Document, any Letter of Credit, or any participation in a Letter of Credit or any Loan made or Letter of Credit issued by it, except any such Taxes imposed on or measured by its net income or profits (however denominated) or franchise taxes imposed in lieu of net income or profits taxes;

(ii) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate) or any Issuing Bank; or

(iii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Credit Party of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or such other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

(d) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent (as defined below)) requires the deduction or withholding of any Indemnified Tax or Other Tax from any such payment (including, for the avoidance of doubt, any such deduction or withholding required to be made by the applicable Loan Party, the Administrative Agent or, in the case of any Lender that is treated as a partnership for US federal income tax purposes, by such Lender for the account of any of its direct or indirect beneficial owners), the applicable Loan Party, the Administrative Agent, the Lender or the applicable direct or indirect beneficial owner of a Lender that is treated as a partnership for US federal income tax purposes (any such person a “Withholding Agent”) shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender, any Issuing Bank or its beneficial owner, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b) [Reserved].

(c) [Reserved].

(d) Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(e) The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable by the Administrative Agent, such Lender (or its beneficial owner) or such Issuing Bank, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by the Administrative Agent, a Lender or an Issuing Bank (with a copy to the Administrative Agent), as applicable, shall be conclusive absent manifest error. This paragraph (e) shall not apply to the extent that the Indemnified Taxes or Other Taxes are compensated for by an increased payment under Section 2.17(a).

(f) Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Taxes (but, in the case of any Indemnified Taxes and Other Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(g) As soon as practicable after any payment of Indemnified Taxes or Other Taxes (or any other Taxes deducted in accordance with Section 2.17(a)) by a Loan Party to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(h) Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms shall not be required if the Lender is not legally entitled to do so, and shall not be required (other than with respect to such documentation set forth in Sections 2.17(h)(i) through (vi) below) if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code, duly completed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt,

(ii) in the case of a Foreign Lender, duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(iii) in the case of a Foreign Lender, duly completed copies of Internal Revenue Service Form W-8ECI,

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that (A) such Foreign Lender is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) the interest payment in question is not effectively connected with the United States trade or business conducted by such Lender (a “US Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

(v) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, or W-8BEN-E, as applicable, US Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate on behalf of each such beneficial owner,

(vi) if a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement, or

(vii) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(i) [Reserved.].

(j) If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid by any Loan Party pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over pursuant to this Section 2.17(j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will any Issuing Bank or Lender be required to pay any amount to any Loan Party the payment of which would place the Issuing Bank or such Lender in a less favorable net after-Tax position than the Issuing Bank or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person nor shall it be construed to require the Administrative Agent, any Lender or any Issuing Bank, as the case may be, to apply for or otherwise initiate any refund contemplated in this Section 2.17.

(k) [Reserved].

(l) Where any party is required under any Loan Document to reimburse the Administrative Agent, any Lender or any Issuing Bank, as the case may be, for any costs or expenses, that party shall also at the same time pay and indemnify each such Administrative Agent, any Lender or any Issuing Bank, as the case may be, against any stamp duty, registration or other similar tax payables, in each case incurred in connection with the entry into, performance or enforcement of any Loan Document.

(m) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(n) The parties shall treat this Agreement (together with any loans or other extensions of credit pursuant thereto) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. All payments of Loans shall be paid in Dollars. Any amounts received after such time on any date may, in the discretion of the Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in Dollars to its offices at 10 South Dearborn St., Floor L2, Chicago, IL 60603, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient, in like funds, promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. During any Full Cash Dominion Period, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral that are deposited in a Collection Account shall be applied in whole or in part against the applicable Obligations as of 10:00 a.m., New York City time, on the Business Day of receipt, subject to actual collection.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Accounts during a Full Cash Dominion Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations) ratably, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations) ratably, third, to pay interest due in respect of the Protective Advances ratably, fourth, to pay the principal of the Protective Advances ratably, fifth, to pay interest then due and payable on the Revolving Loans (other than the Protective Advances) ratably, sixth, to prepay principal on the Revolving Loans (other than the Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to 103% of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Secured Obligations, eighth, to the ratable payment of any amounts owing with respect to Banking Services and Swap Obligations that are Secured Obligations (with respect to any Lender or Affiliate thereof (other than the Administrative Agent and its Affiliates), up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.23), ninth, to the ratable payment of any other Secured Obligation due to the Administrative Agent or any Lender (or any Affiliate of any Lender) by the Borrowers, and tenth, any balance remaining after the Secured Obligations shall have been paid in full and no Letters of Credit shall be outstanding (other than Letters of Credit which have been cash collateralized in accordance with the foregoing) shall be paid over to the applicable Borrower at its Funding Account. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing, (i) any application of proceeds from the Collateral of the Canadian Loan Parties shall be made (x) solely in respect of Secured Obligations of the Canadian Loan Parties and (y) prior to any application of proceeds from the Collateral of the US Loan Parties or Puerto Rican Loan Parties to the Secured Obligations of the Canadian Loan Parties and (ii) any application of proceeds from Collateral of the US Loan Parties and Puerto Rican Loan Parties shall be applied (A) first in respect of Secured Obligations of the US Loan Parties and Puerto Rican Loan Parties under Facility A, in the order and priority set forth in clauses first through seventh above, ratably in accordance with the then outstanding amounts thereof, (B) second, in respect of Secured Obligations of the Loan Parties under Facility B, in the order and priority set forth in clauses first through seventh above, and (C) third, in respect of Secured Obligations of the Loan Parties under the Facilities, ratably in accordance with the then outstanding amounts thereof, in accordance with the order and priority set forth in clauses eighth through tenth above. Notwithstanding the foregoing, no amount received from any Loan Guarantor shall be applied to any Excluded Swap Obligation of such Loan Guarantor, but appropriate adjustments shall be made with respect to payments from the other Loan Guarantors or on account of their assets to preserve the allocation to the Secured Obligations set forth above.

Without limiting the generality of the foregoing, this Section 2.18(b) is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Amounts applied pursuant to clauses first through twelfth of this Section 2.18(b) are to be applied, for the avoidance of doubt, in the order required by such clauses until the payment in full in cash of the applicable Secured Obligations referred to in the applicable clause.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Revolving Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Revolving Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Revolving Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Revolving Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, any payment obtained by a Lender pursuant to the express terms of Section 2.10(b) or Section 2.18(b) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply); provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any Loan Guarantor shall be applied to any Excluded Swap Obligations of such Loan Guarantor. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the greater of NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is otherwise a Departing Lender (as defined below), then:

(a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment) and (iii) would not breach any applicable law;

(b) the Borrowers may, at their sole expense and effort, require such Lender or any Defaulting Lender (herein, a “Departing Lender”), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld or delayed, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Issuing Bank or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Issuing Bank or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining consent to any waiver, amendment or modification pursuant to Section 9.02; provided, that no such amendment, modification or waiver shall (i) increase the Commitment of such Defaulting Lender without the consent of such Defaulting Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement of such Defaulting Lender or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable to such Defaulting Lender hereunder, without the written consent of such Defaulting Lender or (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement of such Defaulting Lender, or any date for the payment of any interest, fees or other Obligations payable hereunder to such Defaulting Lender, or reduce the amount of, waive or excuse any such payment to such Defaulting Lender, or postpone the scheduled date of expiration of such Defaulting Lender’s Commitment without the written consent of such Defaulting Lender;

(c) if any Swingline Exposure, LC Exposure or Protective Advance Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) (x) all or any part of the Facility A Swingline Exposure, Facility A LC Exposure and Facility A Protective Advance Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Facility A Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all the Facility A Credit Exposures of all non-Defaulting Lenders plus such Defaulting Lender’s Facility A Swingline Exposure, Facility A LC Exposure and Facility A Protective Advance

Exposure does not exceed the total of all non-Defaulting Lenders’ Facility A Commitments and (2) after giving effect to such reallocation, the Facility A Credit Exposure of each non-Defaulting Lender that is a Facility A Lender does not exceed its Facility A Commitment and (y) all or any part of the Facility B Swingline Exposure, Facility B LC Exposure and Facility B Protective Advance Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Facility B Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all the Facility B Credit Exposures of all non-Defaulting Lenders plus such Defaulting Lender’s Facility B Swingline Exposure, Facility B LC Exposure and Facility B Protective Advance Exposure does not exceed the total of all non-Defaulting Lenders’ Facility B Commitments and (2) after giving effect to such reallocation, the Facility B Credit Exposure of each non-Defaulting Lender that is a Facility B Lender does not exceed its Facility B Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within five Business Days following notice by the Administrative Agent (x) first, prepay such Protective Advance Exposure, (y) second, prepay such Swingline Exposure and (z) third, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (in each case after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders that are Revolving Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.21(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Revolving Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Administrative, the Borrowers, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied (in their reasonable judgment) all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and Protective Advance Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

SECTION 2.22 Additional or Increased Commitments. (a) Any Borrower may, at any time and from time to time on or after the Fourth Restatement Date, by written notice to the Administrative Agent, elect to request additional or increased Revolving Commitments hereunder, in an aggregate amount not in excess of $250,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which such Borrower proposes that the additional or increased Revolving Commitments shall be effective, which shall be a date not less than three Business Days after the date on which such notice is delivered to Administrative Agent; provided, that any Revolving Lender offered or approached to provide all or a portion of any increased Revolving Commitments may elect or decline, in its sole discretion, to provide the same. Such additional or increased Revolving Commitments shall become effective as of such Increased Amount Date; provided, that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such additional or increased Revolving Commitments and to the making of any Revolving Loans in respect of any additional or increased Revolving Commitments pursuant thereto; (2) any such additional or increased Revolving Commitments and the extensions of credit thereunder shall be ratable with the existing Revolving Commitments and extensions of credit thereunder; (3) the terms (other than the pricing) applicable to the additional or increased Revolving Commitments shall be the same as those applicable to the existing Revolving Commitments, provided that if the all-in yield (whether in the form of interest rate margins, upfront fees or any Adjusted Term SOFR Rate, Alternate Base Rate floor or other floor in respect of any Benchmark, with any such upfront fees being equated to interest margin) applicable to such additional or increased Revolving Commitments exceeds by more than 0.50% the corresponding all-in yield for the existing Revolving Commitments, the interest rate margin with respect to the existing Revolving Commitments shall be increased by an amount equal to the difference between the all-in yield with respect the additional and increased Revolving Commitments and the corresponding all-in yield on the existing Revolving Commitments minus 0.50%; (4) any New Revolving Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld; (5) such additional or increased Revolving Commitments shall be effected pursuant to one or more supplements to this Agreement executed and delivered by the Borrowers, the Administrative Agent and one or more New Revolving Lenders or existing Revolving Lenders; and (6) the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction, including any supplements or amendments to the Collateral Documents providing for such additional or increased Commitments and the extensions of credit thereunder to be secured thereby.

(b) On any Increased Amount Date on which any additional or increased Revolving Commitments become effective, subject to the foregoing terms and conditions, each new lender with an additional Revolving Commitment (each, a “New Revolving Lender”) shall become a Revolving Lender hereunder with respect to such additional Revolving Commitment and each Revolving Lender with an increased Revolving Commitment shall have its Revolving Commitment adjusted accordingly.

(c) Each supplement to this Agreement effected in accordance with Section 2.22(a) may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to implement the provisions of this Section 2.22 (including to establish transition provisions to provide for any additional or increased Revolving Commitments to share ratably in the extensions of credit under the Revolving Commitments).

SECTION 2.23 Banking Services and Swap Agreements. Each Lender or Affiliate thereof (other than any Lender and its Affiliates to the extent such Lender is then acting as the Administrative Agent hereunder) providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into (or entering into an amendment to) such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). Each Lender may, no later than 10 Business Days after the end of any calendar month (or at such other time as requested or approved by the Administrative Agent in its Permitted Discretion), provide the Administrative Agent with a summary of amounts due or to become due in respect of such Banking Services Obligations and Swap Obligations. The most recent information provided to the Administrative Agent before an Event of Default shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.24 [Reserved].

SECTION 2.25 Additional Borrowers.

(a) [Reserved].

(b) After the Fourth Restatement Date, the Company may designate, subject to the provisions of this paragraph, any Wholly Owned Subsidiary of the Company as a Subsidiary Borrower by delivery to the Administrative Agent an Additional Borrower Agreement executed by such Subsidiary and the Borrower Representative. Promptly following receipt of any Additional Borrower Agreement, the Administrative Agent shall make available to each Facility A Lender a copy thereof. Such Subsidiary shall for all purposes of this Agreement, upon satisfaction of the Additional Borrower Conditions, become a Subsidiary Borrower and a party to this Agreement.

(c) Upon the execution by the Borrower Representative and delivery to the Administrative Agent of an Additional Borrower Termination with respect to any Subsidiary Borrower, such Subsidiary shall cease to be a Subsidiary Borrower hereunder; provided that no Additional Borrower Termination will become effective as to any Subsidiary Borrower (other than to terminate such Subsidiary Borrower’s right to make further borrowings or request the issuance of Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Subsidiary Borrower or any Letter of Credit (except to the extent such Letter of Credit is cash collateralized or otherwise backstopped to the reasonable satisfaction of the applicable Issuing Lender) for which such Subsidiary Borrower is the applicant thereof shall be outstanding hereunder. Promptly following receipt of any Additional Borrower Termination, the Administrative Agent shall make available to each Facility A Lender a copy thereof.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except as otherwise set forth on Schedule 3.01.

SECTION 3.02 Authorization; Enforceability. (a) The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, examination, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The choice of governing law provisions contained in this Agreement and each other Loan Document are enforceable in the jurisdictions where each Loan Party is organized or incorporated or any Collateral is located. Any judgment obtained in connection with any Loan Document in the jurisdiction of the governing law of such Loan Document will be recognized and be enforceable in the jurisdictions where each Loan Party is organized or any Collateral is located.

(c) Subject to applicable Insolvency Laws, no Non-US Loan Party nor any of its property or assets has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-US Loan Party is organized in respect of its obligations under the Loan Documents to which it or its property or assets is subject.

(d) The Loan Documents to which each Non-US Loan Party is a party are in proper legal form under the laws of the jurisdiction in which each such Non-US Loan Party is organized or incorporated and existing (i) for the enforcement thereof against each such Non-US Loan Party under the laws of each such jurisdiction and (ii) in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Loan Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Loan Documents to which any Non-US Loan Party is a party that any such Loan Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any such Non-US Loan Party is organized or that any registration charge or stamp or similar tax be paid on or in respect of the applicable Loan Documents or any other document, except for any such filing, registration, recording, execution or notarization that is referred to in Section 3.16 or is not required to be made until enforcement of the applicable Loan Document.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any material indenture, material agreement or other material instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (reported on a monthly basis) as of and for the fiscal year ended December 30, 2023, reported on by Deloitte & Touche LLP, a registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such date and for such period in accordance with GAAP. Except as set forth on Schedule 3.06 and except as otherwise permitted under this Agreement, neither the Company nor any of its consolidated subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

(b) Except for the Disclosed Matters, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 30, 2023.

SECTION 3.05 Properties. (a) Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than Permitted Liens, except where failure would not reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all material Intellectual Property that is necessary for or used in its business as currently conducted and the use thereof by the Loan Parties and its Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters (i) no Loan Party nor any of its Restricted Subsidiaries has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the Fourth Restatement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements; Privacy. Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law and with its own policies on privacy and system security applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and its Restricted Subsidiaries have implemented and maintained commercially reasonable controls, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT systems and data used in connection with their businesses, and (ii) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person.

SECTION 3.08 Investment Company Status. No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes. As of the Fourth Restatement Date, no Taxes are imposed, by withholdings or otherwise, on any payment to be made by any Canadian Borrower under any Loan Document, or are imposed on, or by virtue of, the execution or delivery by any Canadian Borrower of any Loan Document. As of the Fourth Restatement Date, no Canadian Borrower is required to make any deduction for or on account of Tax from any payment they may make under any Loan Document. Each Borrower is resident for Tax purposes only in the jurisdiction of its establishment or incorporation as the case may be.

SECTION 3.10 ERISA; Benefit Plans. (a) Except for Disclosed Matters, no event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Loan Party and ERISA Affiliate is in compliance with the applicable provisions of ERISA, the Code, the PR Code and any other federal, state or local laws relating to the Plans, and with all regulations and published interpretations thereunder, except as could not reasonably be expected to result in a Material Adverse Effect. Except for Disclosed Matters, the present value of all projected benefit obligations under each Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (based on the assumptions used for purposes of Accounting Standards Codification Topic 715-30 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

(b) Except for the UK Pension Scheme, (i) no Loan Party or any of its Subsidiaries or Affiliates is or has at any time been an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993) and (ii) no Loan Party or any of its Subsidiaries or Affiliates is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the UK Pensions Act 2004) such an employer.

(c) The UK Pension Scheme is either fully funded based on the statutory funding objective of Section 222 of the UK Pensions Act 2004 or has in place a recovery plan that satisfies the requirements of Section 226 of the UK Pensions Act 2004.

(d) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions (including insurance premiums) required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) other than in relation to the UK Pension Scheme, the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and regulatory requirements (whether discretionary or otherwise) and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such plan or arrangement.

(e) All pension schemes operated or maintained for the benefit of a Loan Party comply with all provisions of the relevant law and employ reasonable actuarial assumptions. Other than in relation to the UK Pension Scheme and other than as set forth on Schedule 3.10, no Loan Party has any unsatisfied liability in respect of any pension scheme and there are no circumstances which may give rise to any such liability which could reasonably be expected to have Material Adverse Effect. Each Loan Party shall ensure that all pension schemes operated by or maintained for the benefit of a Loan Party and/or any of its employees are, to the extent required by applicable law, funded or reserved to the extent failure to do so (or, with the expiry of a grace period, the giving of notice, the making of any determination under the Loan Documents or any combination of any of the foregoing taking into account all remedies of the Loan Parties under the Loan Documents) could reasonably be expected to have a Material Adverse Effect.

(f) None of the Canadian Pension Plans is a Canadian DB Plan. No Lien has arisen in respect of, or in connection with any Canadian Pension Plan (save for contribution amounts not yet due). Except as would not be reasonably expected to have a Material Adverse Effect: (i) all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, (ii) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans and (iii) there has been no termination of any Canadian Pension Plan and, to the knowledge of the Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a termination of any Canadian Pension Plan by any Governmental Authority under applicable law.

SECTION 3.11 Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, and taken as a whole, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Fourth Restatement Date, as of the Fourth Restatement Date.

SECTION 3.12 No Default. No Loan Party nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.13 Solvency. (a) Immediately after the consummation of the Transactions to occur on the Fourth Restatement Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due, absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Fourth Restatement Date.

(b) No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Fourth Restatement Date. As of the Fourth Restatement Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries are adequate.

SECTION 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Fourth Restatement Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s subsidiaries, (b) a true and complete listing of each class of authorized Equity Interests of each Borrower (other than the Company), of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party in its subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and upon filing of UCC financing statements and the taking of actions or making of filings required for perfection under the laws of the relevant Collateral Documents, as necessary, and, if applicable, the taking of actions or making of filings with respect to Intellectual Property registrations or applications issued or pending and exclusive licenses to United States registered copyrights, such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral, except in the case of Permitted Encumbrances, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law. As of the Fourth Restatement Date, the jurisdictions in which the filing of UCC and PPSA financing statements are necessary are listed on Schedule 3.16.

SECTION 3.17 Employment Matters. As of the Fourth Restatement Date, there are no strikes, lockouts or slowdowns, and no material unfair labor practice charges, against any Loan Party or its Restricted Subsidiaries pending or, to the knowledge of the Borrowers, threatened. The terms and conditions of employment, hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act, or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any of its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages, vacation pay and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary.

SECTION 3.18 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19 Beneficial Ownership. As of the Fourth Restatement Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fourth Restatement Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.20 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors, and to the knowledge of the Company its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated a Sanctioned Person. None of (a) the Company, any Subsidiary, any of their respective directors or officers or to the knowledge of the Company or such Subsidiary any of their respective employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.21 Affected Financial Institutions No Loan Party is an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01 Fourth Restatement Date. The amendment and restatement of the Existing ABL Credit Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit under this Agreement shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto (including the Required Lenders under the Existing Credit Agreement) either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or .pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (or facsimile or .pdf copies) of any Loan Documents or any amendments to any Loan Documents as the Administrative Agent shall reasonably request and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including (x) any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender, (y) written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders and (z) the US Security Agreement described in clause (a) of the definition thereof and the Canadian Security Agreement described in clause (a) of the definition thereof.

(b) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Fourth Restatement Date and executed by its Secretary, Assistant Secretary or authorized manager or director, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with any powers of attorney granted in connection therewith, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers, managers or attorneys of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement; and (ii) a long form certificate of good standing, status or compliance, as applicable, for each Loan Party from its jurisdiction of organization (to the extent such concept is relevant or applicable in such jurisdiction).

(c) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower Representative and dated the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(d) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Fourth Restatement Date.

(e) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search report shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Fourth Restatement Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(f) Payments Under Existing ABL Credit Agreement. The Credit Parties (as defined under the Existing ABL Credit Agreement) shall have received all accrued interest and fees in respect of loans, letters of credit and commitments under the Existing ABL Credit Agreement. The Loans (as defined in the Existing ABL Credit Agreement) of Exiting Lenders shall have been repaid in full.

(g) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer of each Borrower.

(h) Security Documents. (i) Each document (including any Uniform Commercial Code financing statement and PPSA financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(ii) With respect to any Collateral Document entered into prior to the Fourth Restatement Date and that is to remain in effect after giving effect to the Fourth Restatement Date, the Administrative Agent shall have received an acknowledgement and confirmation from each of the Loan Parties certifying that (i) all of its obligations and liabilities under each such Loan Document to which such Loan Party is a party remains in full force and effect on a continuous basis after giving effect to the amendment and restatement of this Agreement on the Fourth Restatement Date and (ii) all of the Liens and security interests created and arising under each such Loan Document to which such Loan Party is a party remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the amendment and restatement of this Agreement on the Fourth Restatement Date, as collateral security for its obligations, liabilities and Indebtedness under this Agreement and under its Loan Guaranty, as applicable.

(i) [reserved].

(j) Closing Availability. After giving effect to all Borrowings to be made on the Fourth Restatement Date and the issuance of any Letters of Credit on the Fourth Restatement Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities and obligations current, the Borrowers’ Aggregate Availability shall not be less than $250,000,000.

(k) [Reserved].

(l) [Reserved].

(m) KYC; Beneficial Ownership. (i) The Administrative Agent shall have received, at least five days prior to the Fourth Restatement Date, all documentation and other information regarding each Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower Representative at least 10 days prior to the Fourth Restatement Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Fourth Restatement Date, any Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the Fourth Restatement Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(n) Financial Statements. The Administrative Agent shall have received a satisfactory audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 25, 2021, December 31, 2022 and December 30, 2023.

(o) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Fourth Restatement Date, and such notice shall be conclusive and binding. After the Fourth Restatement Date, the Administrative Agent shall make available to the Lenders executed versions of the Loan Documents.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) Each Borrowing and each issuance of any Letter of Credit shall be made in accordance with the terms of clauses (i) – (iv) of Section 2.01 and (A) – (F) of Section 2.06, respectively.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans (which shall be considered Protective Advances hereunder) and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit (or amend, renew or extend any Letter of Credit) for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued (or amending, renewing or extending) any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full in cash and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent):

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b) within 45 days after the end of each of the first three fiscal quarters of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (each, a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating the calculation of the Fixed Charge Coverage Ratio in accordance with Section 6.15, whether or not such covenant is then applicable, together with supporting information in connection therewith and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) as soon as available, but in any event not more than 30 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement in form acceptable to the Administrative Agent) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f) as soon as available, but in any event within 15 Business Days of the end of each calendar quarter (or (i) within 15 Business Days of the end of each month for which, at any time during such month, there were Revolving Loans outstanding or the LC Exposure, was in excess of $200,000,000 and (ii) within three Business Days of the end of each week at any time during a Level 3 Minimum Aggregate Availability Period), an Aggregate Borrowing Base Certificate, a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate and a Puerto Rican Borrowing Base Certificate, in each case which calculates such Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base or the Puerto Rican Borrowing Base of a Borrower as the Administrative Agent may reasonably request;

(g) as soon as available but in any event within 15 Business Days of the end of each calendar quarter (or (i) within 15 Business Days of the end of each month for which, at any time during such month, there were Revolving Loans outstanding or the LC Exposure, was in excess of $200,000,000 and (ii), within three Business Days of the end of each week at any time during a Level 3 Minimum Aggregate Availability Period) and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, all Borrowing Base Supplemental Documentation.

(h) (i) at any time that (x) a Letter of Credit is issued or amended such that after such issuance or amendment the outstanding LC Exposure, exceeds $200,000,000 or a Revolving Loan or Swingline Loan is made and (y) a Borrowing Base Certificate and related reporting has not been provided as of the last day of the month most recently ended at least 15 Business Days prior to such extension of credit, the Borrowers will furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent) as soon as available, but in any event within 15 Business Days of such extension of credit, an Aggregate Borrowing Base Certificate, a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate and a Puerto Rican Borrowing Base Certificate, in each case which calculates such Borrowing Base as of the last day of such month, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base or the Puerto Rican Borrowing Base of a Borrower as the Administrative Agent may reasonably request and (ii) prior to any Disposition (or series of related Dispositions) of assets included in the Aggregate Borrowing Base with a fair market value in excess of $25,000,000 (other than any Disposition (x) by a Loan Party to a US Loan Party or Puerto Rican Loan Party, (y) by a Canadian Party to another Canadian Loan Party or (z) of Inventory in the ordinary course of business), the Borrowers will furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent) an Aggregate Borrowing Base Certificate, a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate and a Puerto Rican Borrowing Base Certificate, in each case which calculates such Borrowing Base after giving pro forma effect to such Disposition (or series of related Dispositions) as of the last day of the most recently ended calendar month ended at least 15 Business Days prior to such Disposition (or series of related Dispositions), and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base or the Puerto Rican Borrowing Base of a Borrower as the Administrative Agent may reasonably request;

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(j) together with each delivery of a Borrowing Base Certificate pursuant to this Section 5.01, a memorandum of the Company summarizing the then-existing Sold A/R, including a summary of the Sold A/R which has become ineligible under the terms of the Sold A/R program and/or would otherwise not constitute “Eligible Accounts” hereunder; and

(k) simultaneously with the delivery of each set of consolidated financial statements, certificates or projections required to be delivered by this Section 5.01, a reconciliation reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, certificates or projections.

SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) any actual knowledge of the Loan Parties of, or any receipt of any notice of, any governmental investigation or any litigation, arbitration or administrative proceeding (each, an “Action”) commenced or, to the knowledge of any Loan Party, threatened against any Loan Party or any of its Restricted Subsidiaries that (i) seeks damages in excess of $25,000,000 (provided that there is a reasonable likelihood that damages in excess of $25,000,000 shall be awarded in connection with such Action), (ii) seeks injunctive relief (provided that there is a reasonable likelihood that such injunctive relief shall be granted and, if so granted, such injunctive relief would be reasonably likely to have a Material Adverse Effect on the Borrowers’ ability to perform their obligations under the Loan Documents or would have a Material Adverse Effect on the Collateral), (iii) is asserted or instituted against any Plan, its fiduciaries or its assets (provided that such Action has a reasonable likelihood of success and seeks damages, or would result in liabilities, in excess of $25,000,000), (iv) alleges criminal misconduct by any Loan Party or any of its Restricted Subsidiaries (provided that such criminal misconduct would be reasonably likely to result in a Material Adverse Effect), (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws (provided that such Action has a reasonable likelihood of success and seeks damages, or would result in liabilities, in excess of $25,000,000), (vi) contests any tax, fee, assessment, or other governmental charge in excess of $25,000,000, or (vii) involves any material product recall;

(c) any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral; provided that such claim or assertion has a reasonable likelihood of success;

(d) any loss, damage, or destruction to the Collateral in the amount of $25,000,000 or more per occurrence or related occurrences, whether or not covered by insurance;

(e) any and all default notices received under or with respect to any leased location or public warehouse where Collateral with a fair market value in excess of $25,000,000 is located (which shall be delivered within 10 Business Days after receipt thereof);

(f) the occurrence of any ERISA Event or breach of the representations and warranties in Section 3.10 that, alone or together with any other ERISA Events or breaches of such representations and warranties that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Restricted Subsidiaries, whether directly or by virtue of their affiliation with any ERISA Affiliate, in an aggregate amount exceeding $25,000,000;

(g) the release into the environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority and which could reasonably be expected to lead to any material Environmental Liability;

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(i) any information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property, licenses and permits used or useful in the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Books and Records; Inspection Rights. Without limiting Sections 5.11 or 5.12 hereof, each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) on up to one occasion per calendar year permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants and lawyers retained by the Administrative Agent or any Lender), upon reasonable prior notice, to visit and inspect its properties and to examine and make extracts from its books and records, and the applicable Loan Party or Restricted Subsidiary will make its officers and independent accountants available to discuss its affairs, finances and condition with such representatives, all at such reasonable times as are requested; provided, however, that if an Event of Default has occurred and is continuing, there shall be no limitation on the number of such site visits and inspections. For purposes of this Section 5.06, it is understood and agreed that a single site visit and inspection may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All such site visits and inspections shall be at the sole expense of the Loan Parties. In addition, after the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ and their respective Restricted Subsidiaries assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Compliance with Laws. (a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their respective Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) US and Foreign Plans and Arrangements.

(i) For each existing, or hereafter adopted, Plan, Foreign Plan and Foreign Benefit Arrangement (together, a “Company Plan”), each Loan Party will, and will cause each Restricted Subsidiary and ERISA Affiliate (as applicable) to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Company Plan, including under any funding agreements and all applicable laws and regulatory requirements (whether discretionary or otherwise).

(ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Company Plan by a Loan Party, any Restricted Subsidiary or ERISA Affiliate (as applicable) thereof shall be paid or remitted by each Loan Party, each Restricted Subsidiary and each ERISA Affiliate (as applicable) thereof in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii) The Loan Parties shall deliver to each Lender (A) if requested by such Lender, copies of each annual and other return, report or valuation with respect to each Company Plan, as filed with any applicable Governmental Authority; (B) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan or any plan funding notices described in Section 101(f) of ERISA with respect to any Plan provided to or received by any Loan Party or any ERISA Affiliate; provided, that if the Loan Parties or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or ERISA

Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Company shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; (C) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party, ERISA Affiliate or any Restricted Subsidiary of any Loan Party may receive from any applicable Governmental Authority with respect to any Company Plan; (D) notification within 30 days of any increases having a cost to one or more of the Loan Parties and their Restricted Subsidiaries in excess of $25,000,000 per annum in the aggregate, in the benefits of any existing Company Plan, or the establishment of any new Company Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing; and (E) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Company Plan.

(c) UK Pension Plan.

(i) Each Loan Party shall ensure that all pension schemes registered in the UK, operated by, or maintained for the benefit of, it or its Restricted Subsidiaries or its Affiliates and/or any of their employees are fully funded based on the statutory funding objective under Section 222 of the UK Pensions Act 2004 or has in place a recovery plan that satisfies the requirements of Section 226 of the UK Pensions Act 2004 and that no action or omission is taken by any Loan Party or any of its Restricted Subsidiaries or Affiliates in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any Loan Party or any of its Restricted Subsidiaries or Affiliates ceasing to employ any active member of such a pension scheme).

(ii) Except in relation to the UK Pension Scheme, each Loan Party shall ensure that (A) neither it nor any of its Restricted Subsidiaries or Affiliates is at any time an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993), or is “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the UK Pensions Act 2004) such an employer and (B) no Person who becomes a Restricted Subsidiary or Affiliate of a Loan Party after the date of this Agreement, was formerly an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) or was formerly “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the UK Pensions Act 2004) such an employer.

(iii) Each Loan Party shall deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to any Loan Party or any of its Restricted Subsidiaries or Affiliates), actuarial reports in relation to all pension schemes referred to in clause (c)(i) above.

(iv) Each Loan Party shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes referred to in clause (c)(i) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(v) Each Loan Party shall promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue by the Pensions Regulator of a Financial Support Direction or a Contribution Notice to it or any of its Restricted Subsidiaries or Affiliates.

(vi) Each Loan Party or any of its Restricted Subsidiaries or Affiliates shall immediately notify the Administrative Agent if it receives a Financial Support Direction or Contribution Notice from the Pensions Regulator.

(d) [Reserved].

(e) Canadian Pension Plans. No Loan Party shall establish, contribute to, or assume an obligation to contribute to, any Canadian DB Plan.

(f) Environmental Covenant. The Loan Parties and each of their Restricted Subsidiaries (i) shall be at all times in compliance with all Environmental Laws and (ii) ensure that their assets and operations are in compliance with all Environmental Laws and that no Hazardous Materials are, contrary to any Environmental Laws, discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with, except, in each case in subclauses (i) and (ii), where failure to comply with any of the foregoing could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used only (a) to pay fees and expenses in connection with the Transactions and (b) with respect to the Revolving Loans, for working capital needs and general corporate purposes, including to refinance existing Indebtedness. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09 Insurance. Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (solely with respect to such rating requirement, other than with respect to insurance maintained with the Captive Insurance Subsidiary) (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents or (in the case of Loan Parties located outside of the United States) such other insurance maintained with other carriers as is satisfactory to the Administrative Agent in its Permitted Discretion. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained, which may be a Memorandum of Insurance. The Borrowers shall require all such policies to name the Administrative Agent (on behalf of the Secured Parties) as additional insured or loss payee, as applicable.

SECTION 5.10 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent (for delivery to the Lenders) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.11 Appraisals. On no more than one occasion per every consecutive 24 month period following the most recent appraisal date, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent (with the time of such engagement determined at the discretion of the Administrative Agent, or as requested by the Required Lenders), and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information required by applicable law and regulations; provided that (I) the Company shall be permitted to instruct the Administrative Agent to conduct an Inventory appraisal if as of any date the most recently completed appraisal (or the most recently completed update thereof, if applicable) is more than one year old and (II) the Administrative Agent may conduct an Inventory appraisal at the discretion of the Administrative Agent, or shall conduct an Inventory appraisal at the request of the Required Lenders if (a) the date of the most recently completed appraisal (or the most recently completed update thereof, if applicable) is more than one year old and (b) either (i) Loans have been outstanding within the three months preceding such date or (ii) LC Exposure within the three months preceding such date has been greater than $200,000,000 at any time. Notwithstanding the foregoing, in addition to the Inventory appraisals permitted above at any time when Aggregate Availability is less than the greater of (x) an amount equal to 20% of the Loan Cap Minimum then in effect and (y) an amount equal to 20% of the Loan Cap then in effect, one additional Inventory appraisal shall be permitted at the discretion of the Administrative Agent or the Required Lenders per calendar year and if an Event of Default has occurred and is continuing, there shall be no limitation on the number of Inventory appraisals. For purposes of this Section 5.11, it is understood and agreed that a single Inventory appraisal may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All of the foregoing Collateral appraisals shall be at the sole expense of the Loan Parties. Notwithstanding the foregoing, the Lenders shall be permitted to conduct one additional Inventory appraisal per calendar year at their own cost and expense.

SECTION 5.12 Field Examinations. (a) On no more than one occasion per every consecutive 24 month period following the most recent field examination date, the Loan Parties will permit, upon reasonable notice, the Administrative Agent to conduct a field examination to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems (with the time of such engagement determined at the discretion of the Administrative Agent, or as requested by the Required Lenders); provided that (I) the Company shall be permitted to instruct the Administrative Agent to conduct a field examination if as of any date the most recently completed field examination (or the most recently completed update thereof, if applicable) is more than one year old and (II) the Administrative Agent may conduct a field examination at the discretion of the Administrative Agent, or shall conduct a field examination at the request of the Required Lenders if (a) the date of the most recently completed field examination (or the most recently completed update thereof, if applicable) is more than one year old and (b) either (i) Loans have been outstanding within the three months preceding such date or (ii) LC Exposure within the three months preceding such date has been greater than $200,000,000 at any time. Notwithstanding the foregoing, in addition to the field examinations permitted above (A) during any calendar year when Aggregate Availability is at any time less than the greater of (x) an amount equal to 20% of the Loan Cap Minimum then in effect and (y) an amount equal to 20% of the Loan Cap then in effect, one additional field examination shall be permitted at the discretion of the Administrative Agent or the Required Lenders per calendar year and (B) if an Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations. For purposes of this Section 5.12, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All of the foregoing field examinations shall be at the sole expense of the Loan Parties. Notwithstanding the foregoing, the Lenders shall be permitted to conduct one additional field examination per calendar year at their own cost and expense.

(b) To the extent a field examination is not completed between the Fourth Restatement Date and December 31, 2024, the Administrative Agent shall, and the Loan Parties will permit, upon reasonable notice, the Administrative Agent to, conduct one field examination, such field examination to be limited in scope to the Captive Insurance Subsidiary and the Sold A/R, but for the avoidance of doubt, include (x) eligibility of the Accounts constituting Sold A/R and (y) the flow of funds among the Company’s and its Subsidiaries’ collection accounts, the Captive Insurance Subsidiary Collection Account to the Captive Insurance Subsidiary.

SECTION 5.13 [Reserved].

SECTION 5.14 Additional Collateral; Further Assurances. (a) Subject to applicable law, the Borrowers shall cause each US Subsidiary (other than any Immaterial Subsidiary, any Non-Wholly Owned Subsidiary, any FSHCO and any Subsidiary of a Foreign Subsidiary) and each Canadian Subsidiary of a Canadian Borrower (other than any Immaterial Subsidiary or any Non-Wholly Owned Subsidiary), within five days (or such longer period as may be agreed to by the Administrative Agent) of formation or acquisition of such Subsidiary, re-designation of such Subsidiary as a Restricted Subsidiary, or such Subsidiary ceasing to be an Immaterial Subsidiary, a FSHCO or a Non-Wholly Owned Subsidiary, in each case after the Fourth Restatement Date, (A) to become a US Loan Party or Canadian Loan Party, as applicable, by executing and delivering to the Administrative Agent a Joinder Agreement set forth as Exhibit D hereto (each a “Joinder Agreement”) or such other Loan Guaranty in form and substance satisfactory to the Administrative Agent and (B) to execute and deliver such amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such new Restricted Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such Restricted Subsidiary. The Borrower may elect to cause any Puerto Rican Subsidiary to become a Puerto Rican Loan Party by such Puerto Rican Subsidiary executing and delivering to the Administrative Agent a Joinder Agreement or such other Loan Guaranty in form and substance satisfactory to the Administrative Agent and such Puerto Rican Subsidiary executing and delivering such Collateral Documents or amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such new Restricted Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in substantially all assets of such Puerto Rican Subsidiary (with exceptions substantially consistent with exceptions set forth in other Collateral Documents or as otherwise required by Requirements of Law). Upon execution and delivery of such documents and agreements, each such Person (i) shall automatically become a Loan Guarantor and Loan Party hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent (in each case for the benefit of the Secured Parties), in any property of such Loan Party which constitutes Collateral. For the avoidance of doubt, it is understood that to the extent the assets of any Restricted Subsidiary becoming a Loan Party pursuant to this Section 5.14 are to be included in any Borrowing Base, due diligence in respect of such assets satisfactory to the Administrative Agent, in its Permitted Discretion, shall have been completed prior to such inclusion.

(b) Without limiting the foregoing or the terms of the other Loan Documents, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. In addition, without limiting the foregoing or the terms of the other Loan Documents, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent filings with any governmental recording or registration office in any jurisdiction required by the Administrative Agent, in the exercise of its Permitted Discretion, in order to perfect or protect the Liens of the Administrative Agent granted under any Collateral Document in any Intellectual Property at the expense of the Lenders.

SECTION 5.15 Financial Assistance. Each Non-US Loan Party shall comply in all respects with applicable legislation governing financial assistance.

SECTION 5.16 Designation of Unrestricted Subsidiaries. The Borrowers may at any time after the Fourth Restatement Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately after giving effect to such designation, the Payment Conditions shall be satisfied on a Pro Forma Basis, (ii) the fair market value of any such Restricted Subsidiary to be designated as an Unrestricted Subsidiary and its Restricted Subsidiaries would be permitted as an Investment under Section 6.04, (iii) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall comply with the provisions of Section 5.14 with respect to such designated Restricted Subsidiary, (iv) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (v) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Company or any Restricted Subsidiary or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except as permitted by Section 6.04, (vi) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” (or a term having a similar effect) for purposes of any other Material Indebtedness of the Company and its Restricted Subsidiaries and (vii) the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by a Responsible Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (vi), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (i). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.

SECTION 5.17 [Reserved].

SECTION 5.18 Non-US Loan Party Cash Management. (a) Each Non-US Loan Party will ensure that, from and after the date that is 90 days after the Fourth Restatement Date (or such later date as the Administrative Agent shall agree in its sole discretion), all of the proceeds of its Accounts are deposited into segregated Collection Accounts only containing such proceeds, in a manner that is satisfactory to the Administrative Agent which bank accounts, for the avoidance of doubt, shall not be used for general payment purposes.

(b) Each Non-US Loan Party will ensure that, from and after the date that is 90 days after the Fourth Restatement Date (or such later date as the Administrative Agent shall agree in its sole discretion), each of its Collection Accounts is subject to a Deposit Account Control Agreement or other equivalent arrangement (including, but not limited to, a notice and acknowledgement arrangement) with similar effect, in each case to the extent advisable (as determined in the Permitted Discretion of the Administrative Agent) or necessary in order to perfect or protect the Liens of the Administrative Agent in such Collection Account or if reasonably requested by the Administrative Agent.

SECTION 5.19 Life Insurance Policies. With respect to the Eligible Life Insurance Policies: (a) the US Loan Parties shall at all times maintain and preserve each Eligible Life Insurance Policy in accordance with the terms and conditions of the Collateral Assignment of Life Insurance for such Eligible Life Insurance Policy; and (b) upon the Administrative Agent’s request, the Borrowers shall use commercially reasonable efforts to cause the Life Insurance Company to furnish to the Administrative Agent, at the Borrowers’ expense, a certification as to any Eligible Life Insurance Policy regarding, among other things, (i) the amount of the Cash Surrender Value, (ii) the status of the payment of the Life Insurance Policy premiums, and (iii) the validity and effectiveness of such Life Insurance Policy.

SECTION 5.20 Post-Closing Covenant. Each of the Loan Parties will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 5.20 as soon as commercially reasonable and by no later than the date set forth on Schedule 5.20 with respect to such action or such later date as the Administrative Agent may reasonably agree.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full in cash and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01 Indebtedness. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the Fourth Restatement Date and set forth on Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of any Borrower to any Restricted Subsidiary or any other Borrower and of any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Borrower or any Restricted Subsidiary that is a Loan Party shall be subject to Section 6.04(d), Section 6.04(f) and Section 6.04(g) and (ii) Indebtedness of any Borrower to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Borrower or to any other Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d) Guarantees by any Borrower of Indebtedness of any Restricted Subsidiary or any other Borrower and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Restricted Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any Restricted Subsidiary that is a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04(e) and Section 6.04(f) and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary if, and on the same terms as, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (e) shall not exceed $200,000,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in paragraphs (b), (e), (i), (j), (k), (l) and (m) of this Section 6.01; provided that, unless otherwise expressly permitted by this Section 6.01, (i) the principal amount of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any of their respective Restricted Subsidiaries, (iii) no Loan Party or Restricted Subsidiary of any Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal (taken as a whole) are not more restrictive, taken as a whole, than the terms of this Agreement and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) any Indebtedness of the Company or any other US Loan Party with a maturity date no earlier than 91 days outside the Latest Maturity Date (at the time of incurrence thereof); provided that with respect to Indebtedness incurred pursuant to Section 6.01(i), both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company shall be in compliance with Section 6.15 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time, to the extent applicable); provided further that the aggregate principal amount of Indebtedness permitted by clause (y) of this paragraph (i) shall not exceed $750,000,000 at any time outstanding;

(j) unsecured or subordinated Indebtedness of the Company or any US Loan Party having no scheduled principal payments or prepayments (other than pursuant to customary change of control or asset sale offer provisions) prior to the Latest Maturity Date (at the time of incurrence thereof); provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company shall be in compliance with Section 6.15 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time, to the extent applicable); provided further the aggregate principal amount of Indebtedness permitted by this paragraph (j) shall not exceed $750,000,000 at any time outstanding;

(k) Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (k) shall not exceed $250,000,000 at any time outstanding; provided further that the aggregate principal amount of Indebtedness of the Canadian Borrower permitted by this paragraph (k) shall not exceed $50,000,000 at any time outstanding;

(l) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or such assets being acquired and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (l) shall not exceed $250,000,000 at any time outstanding;

(m) Guarantees by the Company of (i) Indebtedness or other obligations Guaranteed by a US Loan Party as of the Fourth Restatement Date as set forth on Part A of Schedule 6.01 and (ii) obligations in respect of the UK Pension Transactions Guaranteed by a US Loan Party as of the Fourth Restatement Date;

(n) Indebtedness incurred pursuant to a Permitted Foreign Subsidiary Factoring Facility;

(o) (i) other unsecured Indebtedness not otherwise permitted by this Section 6.01 and (ii) Capital Lease Obligations; provided the aggregate principal amount of all Indebtedness permitted by this paragraph (o) shall not exceed $150,000,000 at any time outstanding;

(p) Indebtedness of any Loan Party and their respective Subsidiaries with respect to loans made to such Loan Party or Restricted Subsidiary on the cash surrender value of life insurance policies of employee and former employees of any Loan Party or Restricted Subsidiary or Specified Excluded Subsidiary in the ordinary course of business; provided that the aggregate principal amount of all Indebtedness permitted by this paragraph (p) shall not exceed the cash surrender value (without giving effect of such loan) of such policies;

(q) to the extent constituting Indebtedness, obligations arising from any Permitted Bundled Contract Sale; provided that notwithstanding anything to the contrary in this Agreement, in no event shall the Borrower or any of its Restricted Subsidiaries Guarantee any of such Indebtedness other than pursuant to Standard Undertakings;

(r) unsecured Guarantees by any Borrower or any Restricted Subsidiary of Indebtedness of any Joint Venture, provided that such Guarantees shall be subject to Section 6.04(e) and Section 6.04(f);

(s) unsecured Guarantees by any Borrower or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary; provided that both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing and either (i) (A) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur is at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (B) Aggregate Availability shall be at least $175,000,000 or (ii) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000;

(t) Life Insurance Premium Loans; provided that each Life Insurance Premium Loan shall be repaid no later than the last day of the first full fiscal quarter after such Life Insurance Premium Loan is incurred; and

(u) The Captive Insurance Subsidiary Letter of Credit and Captive Insurance Subsidiary Guarantees.

(v) other Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

SECTION 6.02 Liens. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the Fourth Restatement Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Fourth Restatement Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by Section 6.01(f);

(d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Restricted Subsidiary or any other Borrower or Restricted Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by Section 6.01(f);

(f) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (ii) in favor of a banking institution arising as a matter of law, encumbering amounts credited to deposit or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

(g) Liens arising out of sale and leaseback transactions;

(h) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i) (including second priority Liens on the ABL Priority Collateral); provided that in no event shall such Indebtedness have a first priority lien on the ABL Priority Collateral; provided further that in the event any such Indebtedness is secured on a second priority basis by Liens on the ABL Priority Collateral, the Secured Obligations shall be secured by a perfected second priority Lien in all assets securing such Indebtedness on a first priority basis, subject to documentation (including an intercreditor agreement) reasonably satisfactory to the Administrative Agent and the Syndication Agents;

(j) Liens securing Indebtedness permitted by Section 6.01(k);

(k) in the case of any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company, purchase options, calls or similar rights of a third party or customary transfer restrictions with respect to Equity Interests in such Subsidiary set forth in its organizational documents or any related joint venture or similar agreement;

(l) leases, subleases, licenses and sublicenses of assets permitted by Section 6.05(j) or (p);

(m) Liens granted in connection with a Permitted Foreign Subsidiary Factoring Facility;

(n) Liens in favor of Boise White Paper, L.L.C. pursuant to the Boise White Paper Contract not to exceed $5,000,000;

(o) rights of lenders of Indebtedness under Section 6.01(p) to set off against the cash surrender value of the life insurance policies referenced to in such Section 6.01(p);

(p) Liens not otherwise permitted by this Section 6.02 so long as (i) neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all Restricted Subsidiaries) $100,000,000 at any one time and (ii) such Liens do not cover (x) any ABL Priority Collateral or (y) any Non-ABL Collateral Asset that then constitutes Collateral, after giving effect to the provisions of Section 9.02(c), if applicable, in each case other than any non-consensual Liens arising by operation of law;

(q) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(q), or other non-Indebtedness obligations arising in connection with a Permitted Bundled Contract Sale, to the extent such Liens extend only to the assets subject of such Permitted Bundled Contract Sale and any related Bundled Contract Collection Account or similar collection account;

(r) rights of lenders of Indebtedness under Section 6.01(t) to set off against the cash surrender value of the life insurance policies subject to the Indebtedness referenced in such Section 6.01(t); and

(s) Liens not otherwise permitted by this Section 6.02 so long as neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $10,000,000 at any one time; and

(t) Liens arising in connection with the Captive Insurance Subsidiary Transactions.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (i) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a), (i) and (q) above and (ii) Inventory, in each case other than those permitted under clauses (a), (b) and (h) of the definition of Permitted Encumbrance and clause (a) above and other than as provided in Section 6.02(i). Notwithstanding anything to the contrary contained in this Agreement or any Collateral Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent or the Lenders of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent or the Lenders of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

SECTION 6.03 Fundamental Changes.

(a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Restricted Subsidiary of a Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Restricted Subsidiary may transfer its assets to a Loan Party and any Restricted Subsidiary which is a non-Loan Party may transfer its assets to a non-Loan Party, (iv) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, (v) any non-Loan Party may merge into, or consolidate with, another non-Loan Party; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary of the Company immediately prior to such merger shall not be permitted also permitted by Section 6.04, (vi) any Borrower (other than a US Borrower) may merge into or consolidate with any other Borrower located in the same jurisdiction; provided that all actions reasonably required by the Administrative Agent in order to protect or perfect the security interest of the Administrative Agent in the Collateral have been taken, (vii) any Restricted Subsidiary that is not a Loan Party may merge into or consolidate with any Loan Party in a transaction in which the surviving entity is a Loan Party, and (viii) any Restricted Subsidiary that is not a Loan Party may merge, consolidate, liquidate or dissolve and any Loan Party (other than a Borrower) may merge or consolidate; provided that, with respect to this clause (viii), (1) in each case, any such merger, consolidation, liquidation or dissolution is, or the purpose of which is to effectuate, an investment or acquisition permitted by Section 6.04 or a disposition permitted by Section 6.05 and (2) with respect to any merger or consolidation of any Loan Party (other than with respect to a disposition permitted by Section 6.05), the surviving entity is a Loan Party.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Fourth Restatement Date and businesses reasonably related or incidental thereto (including the provision of services).

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a Wholly Owned Subsidiary of the Company prior to such merger or amalgamation) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise) (collectively, “Investments”), except:

(a) Permitted Investments, subject to, in the case of Loan Parties, control agreements in favor of the Administrative Agent (in each case for the benefit of the Secured Parties) or otherwise subject to a perfected security interest in favor of the Administrative Agent (in each case for the benefit of the Secured Parties);

(b) investments (and commitments (including consummation of any “put” arrangement in connection therewith) in respect thereof) in existence on the Fourth Restatement Date and described on Schedule 6.04 and renewals, replacements and extensions thereof;

(c) investments made by (i) any Borrower to any other Borrower, any Restricted Subsidiary, any Specified Excluded Subsidiary or any Joint Venture or (ii) any Subsidiary to any Borrower, any other Restricted Subsidiary, any Specified Excluded Subsidiary or any Joint Venture; provided that in the case of any investments made pursuant to this paragraph (c) after the Fourth Restatement Date by Loan Parties in Subsidiaries that are not Loan Parties or are Specified Excluded Subsidiaries or in Joint Ventures, both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing and either (i) (A) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur is at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (B) Aggregate Availability shall be at least $175,000,000 or (ii) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000;

(d) loans or advances made by (i) any Borrower to any other Borrower, any Restricted Subsidiary, any Specified Excluded Subsidiary or any Joint Venture or (ii) any Restricted Subsidiary to any Borrower, any other Restricted Subsidiary, any Specified Excluded Subsidiary or any Joint Venture, provided that in the case of any loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties or to Specified Excluded Subsidiaries or to Joint Ventures, both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing and either (i) (A) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur is at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (B) Aggregate Availability shall be at least $175,000,000 or (ii) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000;

(e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that in the case of any Indebtedness of Restricted Subsidiaries that are not Loan Parties, Indebtedness of Specified Excluded Subsidiaries or Indebtedness of Joint Ventures that, in each case, is Guaranteed by any Loan Party, both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing and either (i) (A) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur is at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (B) Aggregate Availability shall be at least $175,000,000 or (ii) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000;

(f) investments made by any Loan Party in any Restricted Subsidiary that is not a Loan Party or which is a Specified Excluded Subsidiary or in a Joint Venture, in each case of the types described in paragraphs (c), (d) and (e) of this Section 6.04; provided that both immediately before and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Level 5 Minimum Aggregate Availability Period shall be in effect; provided further that the aggregate principal amount of all investments permitted by this paragraph (f) shall not exceed $150,000,000 at any time outstanding.

(g) investments (including loans and advances) made by any Loan Party in any Restricted Subsidiary that is not a Loan Party or in a Specified Excluded Subsidiary; provided that (i) such investments are made in the ordinary course of business in connection with the Company’s and its Restricted Subsidiaries’ cash management systems and (ii) both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Level 5 Minimum Aggregate Availability Period shall be in effect.

(h) loans or advances made by any Loan Party and the Restricted Subsidiaries to their employees on an arms’-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $25,000,000 in the aggregate at any time outstanding;

(i) subject to the applicable provisions of any Security Agreements (including Sections 4.2(a) and 4.4 of the US Security Agreement), notes payable, or stock or other securities issued by Account Debtors to any Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(j) investments or other obligations in the form of Swap Agreements permitted by Section 6.08;

(k) investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with a Borrower or any Restricted Subsidiary (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger;

(l) investments received in connection with the dispositions of assets permitted by Section 6.05;

(m) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(n) Permitted Acquisitions and other Investments subject to satisfaction of the Payment Conditions;

(o) [reserved];

(p) option, warrant and similar derivative transactions entered into by the Company in connection with a Permitted Convertible Notes Offering;

(q) Guarantees by any Borrower or any Restricted Subsidiary of leases or other obligations of any Borrower or any Restricted Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business, and performance guarantees by the Borrower or any of its Restricted Subsidiaries entered into in connection with a Permitted Bundled Contract Sale, and solely to the extent constituting a Standard Undertaking in respect thereof;

(r) investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties or in Specified Excluded Subsidiaries; provided that such investments are part of a series of substantially simultaneous investments by Loan Parties in other Loan Parties that results in substantially all the proceeds of the initial investment being invested, loaned or advanced in one or more Loan Parties;

(s) other Investments not otherwise permitted by this Section 6.04; provided that both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Level 5 Minimum Aggregate Availability Period shall be in effect; provided further that the aggregate principal amount of all Investments permitted by this paragraph (s) shall not exceed $150,000,000 in any fiscal year of the Company; and

(o) (i) The Captive Insurance Subsidiary Letter of Credit, (ii) the Captive Insurance Subsidiary Guarantees and (iii) the Captive Insurance Subsidiary Contribution.

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to Dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a) Dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b) Dispositions to any Borrower or any Restricted Subsidiary or any Specified Excluded Subsidiary, provided that any such Dispositions involving a Subsidiary that is not a Loan Party or a Specified Excluded Subsidiary shall be made in compliance with Sections 6.10 and 6.04;

(c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) Dispositions of investments permitted by clauses (g), (i), (j) or (s) of Section 6.04;

(e) [reserved];

(f) any Permitted Bundled Contract Sale;

(g) sale and leaseback transactions;

(h) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(i) Dispositions of assets that are not permitted by any other paragraph of this Section; provided that a professional liquidator acceptable to the Administrative Agents shall be engaged in connection with any Disposition or related series of Dispositions of more than 20% of the Company’s and its Restricted Subsidiaries’ retail store base; provided further that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (i) shall not exceed an amount equal to 15% of Total Assets;

(j) licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business that do not materially interfere with the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(k) Restricted Payments permitted by Section 6.09;

(l) dispositions of cash and Permitted Investments in the ordinary course of business or in connection with a transaction otherwise permitted under this Agreement;

(m) dispositions of cash and property permitted by Section 6.04(g);

(n) the sale of the equity and/or assets of Varis Holdings, Inc. and one or more of its direct and indirect Subsidiaries;

(o) sales of inventory to an Original Vendor in connection with any Consignment Transaction; provided that the aggregate amount of Consignment Transactions (based on amount paid to the Company or its Restricted Subsidiaries for the subject inventory by the Original Vendor) shall not exceed $100,000,000 in any fiscal year of the Company;

(p) leases, subleases, licenses and sublicenses of assets entered into by any Borrower or any Restricted Subsidiary in the ordinary course of business that do not materially interfere with the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(q) sales, transfers and dispositions of accounts receivable pursuant to a Permitted Foreign Subsidiary Factoring Facility;

(r) Dispositions of Equity Interests in any Foreign Subsidiary and Dispositions of any assets of any Foreign Subsidiary;

(s) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(t) Dispositions or issuances of Equity Interests in, Indebtedness or other securities of, or Dispositions of any assets of, any Unrestricted Subsidiary; and

(u) the disposition of Sold A/R in connection with the Captive Insurance Subsidiary Transactions;

provided that all Dispositions permitted hereby (other than those permitted by paragraphs (b) (to the extent the applicable transaction is solely among Loan Parties), (f), (h), (i), (j), (k), (r) and (u) above) shall be made for fair value and for at least 75% cash consideration; provided further that it shall be a condition to any Disposition (or series of related Dispositions), of assets included in the Aggregate Borrowing Base with a fair market value in excess of $25,000,000 (other than (x) Dispositions of Inventory in the ordinary course of business and (y) Dispositions (or series of related Dispositions) of Sold A/R in connection with the Captive Insurance Subsidiary Transactions) that the Borrowers shall have provided the Administrative Agent with the reporting required by Section 5.01(h)(ii); provided further that, upon the initial Disposition of a cumulative $40,000,000 in fair market value of Sold A/R included in the Aggregate Borrowing Base in connection with the Captive Insurance Subsidiary Transactions, and upon the cumulative Disposition of each additional increment of $40,000,000 of Sold A/R thereafter, the Borrowers shall have provided the Administrative Agent with the reporting required by Section 5.01(h)(ii) as a condition to the Disposition which causes cumulative Sold A/R to exceed such applicable threshold, it being understood that upon delivery of such reporting, the amount of Sold A/R shall be reset to zero for purposes of the next calculation of cumulative Dispositions of Sold A/R.

SECTION 6.06 Use of Proceeds. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their respective Restricted Subsidiaries and their or their Restricted Subsidiaries’ respective directors and officers and, to their and their Restricted Subsidiaries’ knowledge, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.07 [Reserved].

SECTION 6.08 Swap Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Subsidiary of the Company), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary and (c) Swap Agreements entered into in connection with a Permitted Convertible Notes Offering.

SECTION 6.09 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) each Loan Party and its Restricted Subsidiaries may declare and pay dividends or other distributions with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii) the Company may make Restricted Payments, not exceeding $20,000,000 during any fiscal year, pursuant to and in accordance with equity incentive plans or other benefit plans for management or employees of the Company and the Restricted Subsidiaries and for deceased and terminated employees and present and former directors (including from their estates),

(iv) the Company may enter into option, warrant and similar derivative transactions in connection with a Permitted Convertible Notes Offering and may settle such transactions in accordance with the terms thereof,

(v) the Company may declare and pay dividends payable in cash with respect to its capital stock and may make payments, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any Equity Interests in the Company in an aggregate amount not to exceed $200,000,000 during any fiscal year of the Company; provided that, with respect to this clause (v), both immediately before and immediately after giving pro forma effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000;

(vi) Restricted Payments in respect of Permitted Convertible Notes permitted under Section 6.09(b);

(vii) the Company may make Restricted Payments (other than in cash) pursuant to any shareholder rights plan or similar arrangement;

(viii) the Company may make other Restricted Payments; provided that both immediately before and immediately after giving pro forma effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) either (1) (x) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such payment is to occur shall be at least 1.00 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (y) Aggregate Availability for such day and (after giving pro forma effect to such Restricted Payment) the immediately preceding 20 days shall be greater than or equal to the greater of (i) an amount equal to 12.5% of the Loan Cap Minimum then in effect and (ii) an amount equal to 12.5% of the Loan Cap then in effect or (2) Aggregate Availability for such day and (after giving pro forma effect to such Restricted Payment) the immediately preceding 20 days shall be greater than or equal to the greater of (x) an amount equal to 17.5% of the Loan Cap Minimum then in effect and (y) an amount equal to 17.5% of the Loan Cap then in effect; and

(ix) the Company may make other Restricted Payments in an aggregate amount not to exceed $75,000,000; provided that both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, the Company may purchase, redeem or retire Equity Interests of the Company with up to 50% of the net cash proceeds resulting from any asset sales, transfers or dispositions under Section 6.05(g) or 6.05(i), provided that, such Restricted Payments are made within six months of the applicable asset sale, transfer or disposition and, both immediately before and immediately after giving pro forma effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least $235,000,000.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(A) payment of Indebtedness created under the Loan Documents;

(B) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(C) refinancings of Indebtedness to the extent permitted by Section 6.01;

(D) (i) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and (ii) any other mandatory prepayments of Indebtedness incurred under Section 6.01(i) that are required by the terms of the documentation governing such Indebtedness;

(E) payment of Indebtedness owed to the Company or any wholly owned Restricted Subsidiary;

(F) payment of Indebtedness owed by non-Loan Parties;

(G) distributions of shares of common stock of the Company, together with cash payments in lieu of the issuance of fractional shares, in connection with the conversion settlement of any Permitted Convertible Notes;

(H) payment on account of the tender, redemption, prepayment or repurchase of all or any portion of the loans referred to in Section 6.01(p); provided that both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) Liquidity shall be at least $330,000,000, including Aggregate Availability of at least 235,000,000; and

(I) other payments or distributions in respect of Indebtedness (including any cash conversion settlement or repurchase of any Permitted Convertible Notes) subject to satisfaction of the Payment Conditions.

(c) Notwithstanding anything to the contrary contained in this Section 6.09, nothing in this Section 6.09 shall prohibit any Loan Party or any of the Restricted Subsidiaries from issuing Permitted Convertible Notes as otherwise permitted under this Agreement.

SECTION 6.10 Transactions with Affiliates. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate consideration (with respect to any transaction or series of related transactions) in excess of $10,000,000, except (a) transactions that are at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Restricted Subsidiary that is a Loan Party not involving any other Affiliate, (c) transactions between or among any Restricted Subsidiaries that are not Loan Parties not involving any other Affiliate, (d) transactions permitted by Section 6.03, (e) [reserved], (f) any loans, advances, Guarantees and other investments permitted by Section 6.04(c), (d), (e), (f) or (i), (g) any Indebtedness permitted under Section 6.01(c), (d), (i) or (s), (h) any Restricted Payment permitted by Section 6.09, (i) loans or advances to employees permitted under Section 6.04, (j) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Restricted Subsidiaries in the ordinary course of business, (k) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, equity incentive and stock ownership plans approved by a Borrower’s or Restricted Subsidiary’s board of directors, (l) transactions between or among any Loan Party and any Immaterial Subsidiary that is not a Loan Party which are in the ordinary course of business and consistent with past practice (it being understood that similar transactions between and among the Company and its Subsidiaries shall be deemed consistent with past practice for purposes of such transactions with Immaterial Subsidiaries under this clause (l)) and (m) the Captive Insurance Subsidiary Transactions.

SECTION 6.11 Restrictive Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations under this Agreement, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions imposed on the Loan Parties existing on the Fourth Restatement Date identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to any restriction in any agreement of any Person in effect at the time such Person becomes a Subsidiary so long as such restriction is not entered into in contemplation of such Person becoming a Restricted Subsidiary, (v) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured or unsecured Indebtedness otherwise permitted by this Agreement or otherwise, so long as such restrictions or conditions (x) in the case of clause (a) above, do not impair the rights or benefits of the Administrative Agent, any Issuing Bank or the Lenders with respect to the Collateral (subject to the provisions of any intercreditor arrangements with respect to Collateral which secures the Secured Obligations on a second priority or junior basis) or (y) in the case of clause (b) above with respect to (i) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests, consist solely of requirements that such dividends or distributions by a non-Wholly Owned Subsidiary be made on a pro rata basis, and (ii) to the making or repayment of loans or advances or the ability to Guarantee Indebtedness, consist solely of subordination requirements with respect to such intercompany obligations and that such underlying Indebtedness is otherwise permitted, (vi) with respect to any agreement governing Indebtedness incurred pursuant to Section 6.01(i), the foregoing clause (b) shall not apply to any such restrictions or conditions imposed by such agreement that are customary for Indebtedness of such type and that do not materially affect any Loan Party’s ability to make anticipated principal or interest payments on the Loans or anticipated payments in respect of any other Obligations, (vii) the foregoing shall not apply to customary restrictions contained in any agreements or documents governing any Permitted Bundled Contract Sale relating to the assets so sold and (viii) the foregoing shall not apply to customary provisions in joint venture agreements and similar agreements that restrict transfer of or liens on assets of, or Equity Interests in, Joint Ventures or Non-Wholly Owned Subsidiaries.

SECTION 6.12 Amendment of Material Documents. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) (i) any agreement relating to any Subordinated Indebtedness or (ii) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders or (b) any agreement relating to any Indebtedness permitted pursuant to Section 6.01(i) or (j) to the extent that after giving effect to any such amendment, modification or waiver, such Indebtedness would not be permitted under Section 6.01(i) or (j), as applicable.

SECTION 6.13 [Reserved]

SECTION 6.14 [Reserved].

SECTION 6.15 Fixed Charge Coverage Ratio. During any Level 1 Minimum Aggregate Availability Period the Loan Parties will not permit the Fixed Charge Coverage Ratio as of the last day of any Test Period (including the last Test Period prior to the commencement of such Minimum Aggregate Availability Period for which financial statements for the quarter or fiscal year then ended have been (or have been required to be) delivered pursuant to Section 5.01(a) or 5.01(b), as applicable) to be less than 1.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect when made or deemed made (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality);

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(h)(ii), 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI ;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied (i) for a period of one day after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01(f), 5.01(g) or 5.01(h)(i), in each case during a Level 4 Minimum Aggregate Availability Period, (ii) for a period of five days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(h)(ii)), 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10 or 5.12 of this Agreement, (iii) for a period of 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document or (iv) for a period beyond any period of grace (if any) provided in such other Loan Document.

(f) any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) (i) an involuntary proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed (other than against an Immaterial Subsidiary) seeking (A) bankruptcy, liquidation, winding-up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any such Restricted Subsidiary of a Loan Party or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, (B) the composition, rescheduling, reorganization, examination, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations of any Loan Party or any such Restricted Subsidiary of a Loan Party, (C) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, examiner, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for any Loan Party or any such Restricted Subsidiary of a Loan Party or for any substantial part of its assets or (D) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over any substantial part of the assets of any Loan Party or any such Restricted Subsidiary of a Loan Party and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) of a Loan Party shall (A) voluntarily commence any proceeding, file any petition, pass any resolution or make any application seeking liquidation, reorganization, administration or other relief under any Insolvency Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (C) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, custodian, sequestrator, administrator, examiner, conservator or similar official for such Loan Party or any such Restricted Subsidiary of a Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) of a Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any

Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal by proper proceedings diligently pursued;

(l) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(ii) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Loan Party or any of its Restricted Subsidiaries or its Affiliates unless the aggregate liability of any such Loan Party, Restricted Subsidiary or Affiliate under all Financial Support Directions and Contribution Notices is less than $10,000,000;

(iii) in relation to the UK Pension Scheme, a statutory debt for the purposes of Section 75 or Section 75A of the Pensions Act 1995 is triggered, of an amount greater than $10,000,000 (or in aggregate with all such other debts within a period of two years is greater than $10,000,000);

(m) a Change in Control shall occur;

(n) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(o) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateralization of Letters of Credit in accordance with Section 2.06(j); and in case of any event with respect to the Borrowers described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable and cash collateralization of the Letters of Credit in accordance with Section 2.06(j) shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and PPSA.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 General Matters. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For the avoidance of doubt, each of the Lenders and the Issuing Banks hereby authorizes and directs the Administrative Agent to enter into (i) any Intercreditor Agreement pursuant to Section 6.02(i), perform each Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of each Intercreditor Agreement and (ii) any Security Document in connection with Section 6.02(i) in order to ensure the Secured Obligations are secured by a Lien in all assets securing any Indebtedness incurred pursuant to Section 6.01(i) (it being understood that any such Security Document may (without the consent of any Lender) take the form of an amendment to, or amendment and restatement of, any existing Security Document so long as the sole amendments thereto are such changes as are reasonably necessary or appropriate, in the opinion of the Administrative Agent, to effectuate the intent of Section 6.02(i)).

Any bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, invest in and generally engage in any kind of business with the Loan Parties or any Restricted Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the adequacy, accuracy or completeness of any information (whether oral or written) set forth or in connection with any Loan Document, (v) the legality, validity, enforceability, effectiveness, adequacy or genuineness of any Loan Document or any other agreement, instrument or document, (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, (i) any representation, notice, request, certificate, consent, statement, instrument, document or other writing or communication believed by it to be genuine, correct and to have been authorized, signed or sent by the proper Person, (ii) any statement made to it orally or by telephone and believed by it to be made or authorized by the proper Person or (iii) any statement made by a director, authorized signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, in consultation with the Borrower Representative, appoint its successor in such capacity, which shall be a commercial bank or an Affiliate of any such commercial bank or a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and any further obligations hereunder. The retiring Administrative Agent shall, at its own cost, make available to the successor Administrative Agent any documents and records and provide any assistance which the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. Notwithstanding the foregoing in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to such Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of such Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender, each other Agent and each Issuing Bank. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03; as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) as of the Fourth Restatement Date, it has been provided access to each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) does not make any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent does not undertake any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, and it will not share the Report with any other Person except as otherwise permitted pursuant to Section 9.12 of this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender (except as permitted pursuant to Section 9.12 of this Agreement).

The Administrative Agent shall act as the secured party, on behalf of the Secured Parties, with respect to all Collateral of each Loan Party that is organized in any jurisdiction.

The Syndication Agents and Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

SECTION 8.02 Certain Canadian Matters For greater certainty, and without limiting the powers of the Administrative Agent or any other person acting as an agent, attorney-in-fact or mandatory for the Administrative Agent under this Agreement or under any of the other Loan Documents, and for the purposes of holding any security granted by a Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by a Borrower or any Loan Party, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as fondé de pouvoir and hypothecary representative (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. The execution by the Attorney prior to the date hereof of any document creating or evidencing any such security for the benefit of any of the Lenders is hereby ratified and confirmed. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

SECTION 8.01 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, Electronic System or the Approved Borrower Portal (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to any Loan Party, to the Borrower Representative at:

The ODP Corporation

6600 North Military Trail

Boca Raton, FL 33496

Attention: Vice President and Treasurer

Telephone: 703-906-1779

Email: tim.perrott@theodpcorp.com

with a copy to the General Counsel

6600 North Military Trail

Boca Raton, FL 33496

Telephone: 561-438-2627

(ii)	if to the Administrative Agent or the Swingline Lender, to:

JPMorgan Chase Bank, N.A.

3424 Peachtree RD NE, Floor 23

Atlanta, GA 30326

Attention: Andre Lemons

Facsimile: 404-918-9584

Email: Andre.Lemons@jpmorgan.com

if to any Issuing Bank, as notified to the Administrative Agent and the Borrower Representative.

(iii)	if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through an Electronic System to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to any Borrower, any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by Electronic System (including e-mail and internet or intranet websites) or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by an Electronic System electronic communication or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic System and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Banks or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document (other than a Deposit Account Control Agreement or as permitted by the first paragraph of Section 8.01) nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto, with the consent of the Required Lenders; provided that no such agreement shall:

(i) (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (C)

postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, without the written consent of each Lender affected thereby, or reduce the amount of, or waive or excuse any such payment or postpone the scheduled date of expiration of any Commitment, (D) change Section 2.09(d) Section 2.10(b), Section 2.18(b), Section 2.18(d) or any other provision requiring ratable Commitment terminations and/or reductions, repayments or prepayments in a manner, in each case, that would alter the manner in which Commitments are reduced or terminated, payments are shared or the relative priorities of such payments, in each case, without the written consent of each Lender affected thereby,

(ii) (A) increase the advance rates set forth in the definition of US Borrowing Base or Puerto Rican Borrowing Base without the written consent of each Revolving Lender, (B) increase the advance rates set forth in the definition of Canadian Borrowing Base without the written consent of each Facility B Lender or (C) modify eligibility criteria in respect of the US Borrowing Base, Puerto Rican Borrowing Base or Canadian Borrowing Base (including the component definitions thereof), as such criteria are in effect on the Fourth Restatement Date (including adding new categories of eligible assets) in any manner that has the effect of weakening or eliminating any applicable eligibility criteria or increasing the amounts available to be borrowed under Facility A or Facility B without the written consent of the Supermajority Revolving Lenders;

(iii) [reserved];

(iv) change the definition of “Dilution Reserve” or “Rent Reserve” without the written consent of the Supermajority Lenders,

(v) (x) change any of the provisions of this Section or the definition of “Required Lenders”, “Supermajority Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender or (y) change the definitions of “Required Revolving Lenders” or “Supermajority Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Revolving Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Revolving Lender

(vi) release all or substantially all of the Loan Guarantors from their obligations under their respective Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender,

(vii) except as provided in paragraph (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or

(viii) except as contemplated by Section 6.02(i) (as in effect on the Fourth Restatement Date), subordinate the Obligations to any other Indebtedness or the Liens securing the Obligations to any other Liens without the written consent of each Lender;

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to (i) cure any ambiguity, omission, defect or inconsistency or (ii) provide for a materiality standard relating to delivery or notice requirements in any Security Agreement (other than the US Security Agreement), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received, at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies by the Administrative Agent or the Lenders pursuant to Article VII, (v) if such Liens were granted (A) by any Loan Party with respect to which 100% of its Equity Interests have been sold in a transaction permitted pursuant to Section 6.05 or (B) by any Loan Party designated as an Unrestricted Subsidiary in accordance with Section 5.16 or (vi) constituting a Non-ABL Collateral Asset if (x) any Indebtedness is being incurred pursuant to Section 6.01(i) that is to be secured by first priority Liens on such Non-ABL Collateral Asset, (y) any Indebtedness is being incurred pursuant to Section 6.01(p) with respect to the cash surrender value of the applicable Life Insurance Policy to be released or (z) any Lien is being incurred over such Non-ABL Collateral Asset pursuant to Section 6.02(p) which Lien is to be a first priority Lien on such Non-ABL Collateral Asset; provided that (x) with respect to any release in connection with Indebtedness being incurred pursuant to Section 6.01(i), no such release of such Non-ABL Collateral Asset shall occur if the applicable Indebtedness being incurred pursuant to Section 6.01(i) and secured by such Non-ABL Collateral Asset is secured on a second priority basis by Liens on the ABL Priority Collateral (or if there is any other Indebtedness secured by a Lien on such Non-ABL Collateral Asset and that is secured on a second priority basis by Liens on the ABL Priority Collateral) and (y) such release shall only be permitted if (1) the Borrowers furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent) a US Borrowing Base Certificate that calculates the US Borrowing Base after giving pro forma effect to such release as of the last day of the most recently ended calendar month ended at least 15 Business Days prior to such release, and supporting information in connection therewith, together with any additional reports with respect to the US Borrowing Base as the Administrative Agent may reasonably request and (2) after giving pro forma effect to such release, the Payment Conditions are met. Except as provided in the preceding sentence or in Section 9.02(b), the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Loan Guarantor from its obligation under its Loan Guaranty if (A) 100% of the Equity Interests of such Loan Guarantor have been sold in a transaction permitted pursuant to Section 6.05 or (B) such Loan Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.16. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations (other than Obligations paid by the Borrowers in accordance with clause (ii) below) due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Bookrunner and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and each Bookrunner (limited, in the absence of an actual conflict of interest, to one counsel and one third party appraiser and/or field examiner in each relevant jurisdiction), as the case may be, in connection with the syndication and distribution (including via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Bookrunner, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent (and the Borrowers agree to modify or adjust the computation of the Borrowing Base—which may include maintaining additional Reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base—to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

(iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of the Administrative Agent;

(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged when due to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers shall, jointly and severally, indemnify the Agents, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Restricted Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment under the Revolving Facility to a Revolving Lender, an Affiliate of a Revolving Lender, an Approved Fund of a Revolving Lender or, if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Borrower Representative shall be deemed to have consented to any such assignment unless the Borrower Representative shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(ii) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment under the Revolving Facility to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender; and

(iii) the Issuing Banks with respect to any assignment under the Revolving Facility; provided that no consent of any Issuing Bank (other than JPMCB) shall be required if such Issuing Bank does not have outstanding Letters of Credit issued by it with an aggregate face value in excess of $1,000,000.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(c) Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Facility or Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(ii) [reserved];

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together, in each case, with a processing and recordation fee of $3,500 to be paid by the assignee or the assignor; and

(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts (as defined in the Administrative Questionnaire) to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

(d) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(e) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g) (i) Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) (other than an Ineligible Institution) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(h) as though it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless the same has been cash collateralized in accordance with Section 2.06(j) hereof) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided further that if the Administrative Agent accepts electronic signatures of the Loan Parties with respect to this Agreement, the Loan Parties shall deliver to the Administrative Agent original signature pages within five Business Days of the Fourth Restatement Date (or such later date as agreed by the Administrative Agent). Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any Loan Guarantor shall be applied to any Excluded Swap Obligations of such Loan Guarantor. The applicable Lender shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers or (i) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers or market data collectors, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with such Act. The Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Canadian anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “CAML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable CAML Legislation, whether now or hereafter in existence. Each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens (in each case for the benefit of the Secured Parties) in assets which, in accordance with Article 9 of the UCC or any other applicable law (including the PPSA) can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent and, promptly upon the request of the Administrative Agent, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the instructions of the Administrative Agent.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18 Waiver of Immunity. To the extent that any Borrower has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Borrower hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable Requirements of Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.18 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.19 Currency of Payment. .Each payment owing by any Borrower hereunder shall be made in Dollars (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency at the Spot Selling Rate on the Business Day preceding that on which final judgment is given. The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other currency, such Lender or Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

SECTION 9.20 Conflicts In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall, to the extent of such conflict, prevail.

SECTION 9.21 U.K. Pension Transactions. Notwithstanding anything to the contrary in this Agreement, the Indebtedness, Liens, Investments, transactions with Affiliates and restrictive agreements incurred, granted, made or entered into in connection with the UK Pension Transactions and permitted pursuant to the UK Pension Amendment are permitted hereunder.

SECTION 9.22 Release of Fourth Restatement Date Unrestricted Subsidiaries, Collateral. (a) On the Fourth Restatement Date, (i) each Fourth Restatement Date Unrestricted Subsidiary shall be released from its obligations with respect to this Agreement and the other Loan Documents, (ii) all Liens granted to the Administrative Agent on the Collateral of the Fourth Restatement Date Unrestricted Subsidiaries shall be automatically released and (iii) the Fourth Restatement Date Unrestricted Subsidiaries shall no longer constitute “US Loan Parties” or “Loan Parties” for purposes of this Agreement or any other Loan Document.

(b) On the Fourth Restatement Date, the agreements described in clauses (a) and (b) of the definition of US Security Agreement as set forth in the Existing ABL Credit Agreement (the “Prior US Security Documents”) shall be amended and restated in the form of the agreement described in clause (a) of the definition of US Security Agreement (the “Amended US Security Agreement”) and all Liens granted on assets and property pursuant to the Prior US Security Documents that shall not constitute Collateral under the Amended US Security Agreement as of the Fourth Restatement Date (such assets and property, the “Released US Assets”) shall be automatically released. Upon request of the Borrower Representative, the Administrative Agent shall promptly execute and deliver to the Borrower Representative, at the Borrower Representative’s expense, all documents that the Borrower Representative shall reasonably request to evidence release of any Liens and security interests on the Released US Assets.

SECTION 9.23 Removal of Canadian Borrower; Release of Collateral.(a) (a) The Canadian Borrower shall be removed as a Borrower (each, a “Removed Borrower”) upon delivery by such Borrower to the Administrative Agent of a written notification to such effect, repayment in full of all Loans made to such Borrower, cash collateralization of all Obligations in respect of Letters of Credit issued for the account of such Borrower and repayment in full of all other amounts owing by such Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement); provided that both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Level 5 Minimum Aggregate Availability Period shall be in effect.

(b) Upon any removal pursuant to paragraph (a) of this Section 9.23, (i) the applicable Removed Borrower shall be released from its obligations with respect to this Agreement and the other Loan Documents, (ii) all Liens granted to the Administrative on the Collateral of the applicable Removed Borrower shall be automatically released and (iii) such Removed Borrower shall no longer constitute a “Canadian Borrower” or a “Borrower” for purposes of this Agreement or any other Loan Document.

(c) In connection with any removal pursuant to paragraph (a) of this Section 9.23 and notwithstanding any provisions of this Agreement or the other Loan Documents to the contrary, the Administrative Agent, upon receipt of any certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to such Canadian Borrower, at such Canadian Borrower’s expense, all documents that such Canadian Borrower shall reasonably request to evidence release of such Canadian Borrower from its obligations with respect to this Agreement and the other Loan Documents.

(d) [Reserved].

(e) In connection with any release of Collateral pursuant to this Section 9.23 or any other release of Collateral permitted under this Agreement, the Administrative Agent, upon receipt of any certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release.

SECTION 9.24 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. (a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties to the Loan Documents, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(x) a reduction in full or in part or cancellation of any such liability;

(y) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(z) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

(b) Each party hereto agrees that it will notify the Borrower Representative and the Administrative Agent, as soon as practicable, of such party becoming the subject of a Bail-In Action, unless such notification is prohibited by law, regulation or order.

SECTION 9.25 [Reserved].

SECTION 9.26 Marketing Consent. The Borrowers hereby authorize JPMCB and its affiliates, at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies JPMCB in writing that such authorization is revoked.

SECTION 9.27 Effective Agreement. (a) On the Fourth Restatement Date, the Existing ABL Credit Agreement shall be amended and restated in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing ABL Credit Agreement) under the Existing Credit Agreement as in effect prior to the Fourth Restatement Date and (ii) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

(b) On the Fourth Restatement Date, any Lender (as defined in the Existing ABL Credit Agreement) that is not a Lender under this Agreement shall have no Commitments or obligations hereunder. Each Lender that is a party to the Existing ABL Credit Agreement hereby waives the requirement set forth in Section 2.09(d) of the Existing ABL Credit Agreement that the Borrower Representative give at least three Business Days’ notice of termination of the “Commitments” as defined in the Existing Credit Agreement.

SECTION 9.28 Acknowledgments. Each Loan Party hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

SECTION 9.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.30 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Bookrunner, any Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Arranger and Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.31 Acknowledgements of Lenders.(a) (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of investing in the general performance or operations of any Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Syndication Agent, any Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger any Syndication Agent, any Co-Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with customary banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.31(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with customary banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds of such Borrower or any other Loan Party (including, for the avoidance of doubt, the proceeds of any financing or contribution incurred or obtained by such Borrower or any Loan Party).

(iv) Each party’s obligations under this Section 9.31(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 9.32 Borrower Communications. SECTION 9.33 (a) The Administrative Agent, the Lenders and the Issuing Banks agree that, pursuant to procedures approved by the Administrative Agent, the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

As used in this Section 9.32, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lenders and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fourth Restatement Date, a user ID/password authorization system), each Lender, each Issuing Bank, and each Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Administrative Agent is not responsible for approving or vetting administrators, representatives or contacts of the Borrowers added to the Approved Borrower Portal and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each Issuing Bank and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(d) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT, ANY REGIONAL COORDINATOR OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(e) Each Lender, each Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Loan Parties to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X

Loan Guaranty

SECTION 10.01 Guaranty. Each Loan Guarantor and any of its successors or assigns (other than those that have delivered a separate Loan Guaranty) hereby agrees that it is jointly and severally (solidariamente, with respect to each Puerto Rican Loan Party) liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees, to the extent permissible under the laws of the country in which such Loan Guarantor is located or organized, to the Lenders and their respective Affiliates, the Agents and the Issuing Banks (collectively, the “Guaranteed Parties”) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (excluding with respect to any Loan Guarantor, any Excluded Swap Obligations of such Loan Guarantor) and all costs and expenses including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. Notwithstanding anything in the foregoing to the contrary, in no event shall the Guaranteed Obligations of any Canadian Loan Party include the Obligations of the US Loan Parties or Puerto Rican Loan Parties.

If any payment by a Loan Guarantor or any discharge given by a Guaranteed Party (whether in respect of the obligations of any Loan Guarantor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Loan Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Guaranteed Party shall be entitled to recover the value or amount of that security or payment from each Loan Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

The obligations of each Loan Guarantor under this Article X will not be affected by an act, omission, matter or thing which, but for this Article X, would reduce, release or prejudice any of its obligations under this Article X (without limitation and whether or not known to it or any Guaranteed Party) including: (a) any time, waiver or consent granted to, or composition with, any Loan Guarantor or other person; (b) the release of any other Loan Guarantor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Guarantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Loan Guarantor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or (g) any insolvency or similar proceedings.

Without prejudice to the generality of the above, each Loan Guarantor expressly confirms, as permissible under applicable law, that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

Each Loan Guarantor waives any right it may have of first requiring any Guaranteed Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Loan Guarantor under this Article X. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guaranteed Party.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

As an original and independent obligation under this Loan Guaranty, each Loan Guarantor shall:

(a) indemnify each Guaranteed Party and its successors, endorsees, transferees and assigns and keep the Guaranteed Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations (excluding, with respect to any Loan Guarantor, any Excluded Swap Obligations of such Loan Guarantor) or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party (including all legal and other costs, charges and expenses incurred by each Guaranteed Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Loan Guaranty); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of those Guaranteed Obligations.

SECTION 10.09 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without withholding or deduction for any Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to withhold or deduct any Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Loan Guarantor shall make such withholdings or deductions, (iii) such Loan Guarantor shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law and (iv) such Loan Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

SECTION 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any corporate law, or any provincial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.11 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date

(without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability (responsabilidad solidaria, with respect to any Loan Guarantor that is a Puerto Rican Loan Party) for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of the Administrative Agent, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13 Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 10.13 shall remain in full force and effect until the payment in full of the Guaranteed Obligations and the release of such Qualified Keepwell Provider from its obligations hereunder pursuant to Section 9.02 of the Credit Agreement. Each Qualified Keepwell Provider intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

The Borrower Representative

SECTION 11.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, each Borrower hereby appoints, to the extent the Borrower Representative requests any Loan on behalf of such Borrower, the Borrower Representative as its agent to receive all of the proceeds of such Loan in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loan to such Borrower. Neither the Agents, the Lenders nor the Issuing Banks and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder, each such notice to refer to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative acceptable to the Administrative Agent. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agents and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including any Borrowing Base Certificate and any certificates required pursuant to Article V. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and Compliance Certificates required pursuant to the provisions of this Agreement.

SECTION 11.08 Process Agent. The Canadian Borrower hereby irrevocably designates, appoints and empowers the Borrower Representative (whose current address is: 6600 North Military Trail, Boca Raton, FL 33496) (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Canadian Borrower in care of the Process Agent at the Process Agent’s above address (or such other address as may be notified pursuant to Section 9.01(c)), and the Canadian Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

THE ODP CORPORATION

By
Name:
Title:

ODP INVESTMENT, LLC

By
Name:
Title:

OFFICE DEPOT, LLC

By
Name:
Title:

GRAND & TOY LIMITED/GRAND & TOY LIMITÉE

By
Name:
Title:

LOAN GUARANTORS:

ODP BUSINESS SOLUTIONS HOLDINGS, LLC

By
Name:
Title:

ODP BUSINESS SOLUTIONS, LLC

By
Name:
Title:

ODP INTERNATIONAL HOLDINGS, LLC

By
Name:
Title:

FEDERATION HOLDCO, LLC

By
Name:
Title:

ODP INTERNATIONAL, LLC

By
Name:
Title:

VEYER LOGISTICS, LLC

By
Name:
Title:

VEYER, LLC

By
Name:
Title:

4SURE.COM, INC.

By
Name:
Title:

ADMIRAL EXPRESS, LLC

By
Name:
Title:

BIZMART (TEXAS), INC.

By
Name:
Title:

BIZMART, INC.

By
Name:
Title:

COMPLETE OFFICE OF WISCONSIN, INC.

By
Name:
Title:

COMPLETE OFFICE, LLC

By
Name:
Title:

EDEPOT, LLC

By
Name:
Title:

GARVEY’S OFFICE PRODUCTS, INC.

By
Name:
Title:

LINCOLN MERGER SUB TWO, LLC

By
Name:
Title:

MAPLEBY HOLDINGS MERGER CORPORATION

By
Name:
Title:

MIDWAY OFFICE SUPPLY, LLC

By
Name:
Title:

MINIDOKA PAPER HOLDINGS, LLC

By
Name:
Title:

OD INTERNATIONAL, INC.

By
Name:
Title:

OFFICE DEPOT FOREIGN HOLDINGS GP, LLC

By
Name:
Title:

OFFICE DEPOT FOREIGN HOLDINGS LP, LLC

By
Name:
Title:

OFFICEMAX CORP.

By
Name:
Title:

OFFICEMAX, LLC

By
Name:
Title:

OFFICEMAX NEVADA COMPANY

By
Name:
Title:

OFFICEMAX NORTH AMERICA, INC.

By
Name:
Title:

OFFICEMAX SOUTHERN COMPANY

By
Name:
Title:

OMX, INC.

By
Name:
Title:

SANDIA OFFICE SUPPLY, INC.

By
Name:
Title:

SOLUTIONS4SURE.COM, INC.

By
Name:
Title:

SOS INVESTMENTS, LLC

By
Name:
Title:

THE OFFICE CLUB, LLC

By
Name:
Title:

VIKING OFFICE PRODUCTS, INC.

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent and Lender

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender

By
Name:
Title:

[ ], as Syndication Agent and Lender

By
Name:
Title:

[ ], as Syndication Agent and Lender

By
Name:
Title:

[ ], as Syndication Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Documentation Agent and Lender

By
Name:
Title:

[ ], as Lender

By
Name:
Title:

[ ], as Lender

By
Name:
Title:

[ ], as Lender

By
Name:
Title:

[ ], as Lender

By
Name:
Title:

[ ], as Lender

By
Name:
Title:

SCHEDULE 5.01(g)

[To be attached]